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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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White Mountains Insurance Group, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2005
Annual General Meeting
of Members and
Proxy Statement

        White Mountains Insurance Group, Ltd. (the "Company") is a Bermuda-domiciled financial services holding company. The Company's operations are conducted through its subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance. Within this report, the term "White Mountains" is used to refer to one or more entities within the consolidated organization, as the context requires.

        White Mountains' property and casualty insurance and reinsurance operations principally include: (i) OneBeacon Insurance Group LLC ("OneBeacon"), a holding company for a group of specialty and segmented personal and commercial property and casualty direct insurers; (ii) White Mountains Re Group, Ltd. ("White Mountains Re"), a holding company which owns White Mountains' global reinsurance operations including Folksamerica Holding Company, Inc. ("Folksamerica") and Sirius International Insurance Corporation and (iii) Esurance Holdings, Inc. ("Esurance"), a marketer of personal auto insurance directly to customers and through select online agents. White Mountains' invested assets are managed by White Mountains Advisors LLC ("WM Advisors"), a wholly-owned registered investment advisor.

        The 2005 Annual General Meeting will be confined to a Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
NOTICE OF 2005 ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD MAY 19, 2005

                          March 31, 2005

        Notice is hereby given that the 2005 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 19, 2005, at 12:00 noon Atlantic Time at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda. At this meeting you will be asked to consider and vote upon the following proposals:

  1)
  to elect four of the Company's directors to Class II with a term ending in 2008,

  2)
  to elect the Board of Directors of Sirius International Insurance Corporation, a wholly-owned reinsurance company organised under the laws of Sweden,

  3)
  to elect the Board of Directors of Sirius (Denmark) Forsikringsselskab A/S, a wholly-owned reinsurance company organised under the laws of Denmark,

  4)
  to elect the Boards of Directors of Fund American Reinsurance Company, Ltd. and Scandinavian Reinsurance Company Ltd., both wholly-owned reinsurance companies organised under the laws of Bermuda,

  5)
  to elect the Board of Directors of any new non-United States operating subsidiary, as designated by the Company's Board of Directors,

  6)
  to approve amendments to, and performance criteria in, the Company's Long-Term Incentive Plan, and

  7)
  to approve the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's Independent Registered Public Accounting Firm for 2005.

        The Company's audited financial statements for the year ended December 31, 2004, as approved by the Company's Board of Directors, will be presented at this Annual General Meeting.

        Members of record of common shares on the record date, Monday, March 21, 2005, (i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may have their duly authorised representative attend and vote at the meeting in person or by proxy. A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about March 31, 2005 at the Company's registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

        All Members are invited to attend this meeting.

                      By Order of the Board of Directors,

                      Dennis P. Beaulieu
                      Corporate Secretary

        Members are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., c/o EquiServe, P.O. Box 8069, Edison, New Jersey, 08818-8069, in the envelope provided, whether or not they expect to attend the meeting. Members who hold their common shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting their shares by telephone or over the internet.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 2005 Annual General Meeting of Members (the "2005 Annual Meeting"), to be held on Thursday, May 19, 2005 at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda. The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 6, 2005.

        Holders of the Company's common shares ("Members"), par value $1.00 per share ("Common Shares"), as of the close of business on Wednesday, March 21, 2005, the record date, are entitled to vote at the meeting.

        You can ensure that your Common Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Members who hold their Common Shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting by telephone or over the internet. A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 36). Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a written proxy executed by such Member and filed with the Corporate Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

        Sending in a signed proxy will not affect your right to attend the meeting and vote. If a Member attends the meeting and votes in person, his or her proxy is considered revoked.

PROPOSAL 1

ELECTION OF THE COMPANY'S DIRECTORS

        The Board is divided into three classes (each a "Class"). Each Class serves a three-year term.

        At the 2005 Annual Meeting, Messrs. Byrne, George Gillespie, John Gillespie and Olson are nominated to be elected to Class II with terms ending in 2008. The Board recommends a vote FOR Proposal 1 which calls for the election of the 2005 nominees.

        The current members of the Board and terms of each Class are set forth below:

Director	Age	Director since
Class I—Term Ending in 2007
Bruce R. Berkowitz	46	2004
Steven E. Fass	59	2000
Edith E. Holiday	53	2004
Lowndes A. Smith	65	2003
Joseph S. Steinberg	61	2001
Class II—Term Ending in 2005
John J. ("Jack") Byrne	72	1985
George J. Gillespie, III	74	1986
John D. Gillespie	46	1999
Frank A. Olson	72	1996
Class III—Term Ending in 2006
Raymond Barrette	54	2000
Howard L. Clark, Jr.	61	1986
Robert P. Cochran	55	1994
Arthur Zankel	73	1992

        All nominees for election at the 2005 Annual Meeting were previously elected by Members.

        The following information presents the principal occupation, business experience, recent business activities involving White Mountains and other affiliations of the directors.

Class I

        Bruce R. Berkowitz has been a director of the Company since May 2004. Mr. Berkowitz serves as Founder and Managing Member of Fairholme Capital Management, L.L.C., a registered investment adviser, and as President and Director of Fairholme Funds, Inc., investment adviser to The Fairholme Fund. Prior to founding Fairholme Capital in 1997, Mr. Berkowitz was a portfolio manager at Smith Barney, Inc. and Lehman Brothers Holdings, Inc. Mr. Berkowitz also serves as Deputy Chairman and director of Olympus Re Holdings, Ltd. ("Olympus"), as a member of the Board of Trustees of First Union Real Estate Equity and Mortgage Investments and as a director of TAL International Group, Inc. White Mountains has entered into various reinsurance transactions with Olympus. See "Certain Relationships and Related Transactions."

        Steven E. Fass has been a director of the Company since 2000. Mr. Fass has served as President and CEO of White Mountains Re since May 2004. Mr. Fass previously served as President and CEO of Folksamerica and its subsidiaries including Folksamerica Reinsurance Company from 1984 to 2004. Mr. Fass is a director of several White Mountains subsidiaries.

        Edith E. Holiday has been a director of the Company since August 2004. Ms. Holiday has served as Operating Trustee for TWE Holdings I, II, III Trusts since 2002. Ms. Holiday formerly served as Assistant to the President of the United States and Secretary of the Cabinet from 1990 to 1993 and as General Counsel to the United States Treasury Department from 1989 to 1990. She is also a director of Amerada Hess Corporation, Canadian National Railway Company, H. J. Heinz Company and RTI International Metals and is a director or trustee of various investment companies in the Franklin Templeton Group of Mutual Funds.

        Lowndes A. Smith has been a director of the Company since November 2003. Mr. Smith currently serves as Managing Partner of Whittington Gray Associates. Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. ("The Hartford") and President and CEO of Hartford Life Insurance Company. He joined The Hartford in 1968. Mr. Smith is also a director of The Hartford's mutual funds and is Vice Chairman of the Connecticut Children's Medical Center.

        Joseph S. Steinberg has been a director of the Company since 2001. Mr. Steinberg has served as President of Leucadia National Corporation ("Leucadia") since 1979. Mr. Steinberg is also a director of Leucadia, Finova Group, Inc. and Jordan Industries, Inc. In addition, Mr. Steinberg is Chairman of Olympus and HomeFed Corporation. White Mountains has entered into various reinsurance transactions with Olympus. See "Certain Relationships and Related Transactions."

Class II

        Jack Byrne has been a director of the Company since 1985. Mr. Byrne formerly served as Chairman of the Company from 1985 to 2003, as CEO of the Company from February 2002 to December 2002, as Chairman of OneBeacon from June 2001 to December 2001, as CEO of the Company from January 2000 to June 2001, as President and CEO of the Company from 1990 to 1997 and as CEO from 1985 to 1990. Mr. Byrne also serves as Vice Chairman of Overstock.com Inc. and as a director of Symetra Financial Corporation ("Symetra").

        George J. Gillespie, III was appointed Chairman of the Company in 2003 and has been a director of the Company since 1986. Mr. Gillespie has been a Partner in the law firm of Cravath, Swaine & Moore LLP ("CS&M") since 1963. He is also a director of The Washington Post Company. CS&M has been retained by White Mountains from time to time to perform legal services. See "Certain Relationships and Related Transactions." Mr. Gillespie's son, John Gillespie, is Deputy Chairman of the Company and is Chairman and President of WM Advisors.

        John D. Gillespie has been a director of the Company since 1999 and serves as Deputy Chairman of the Company and Chairman and President of WM Advisors. Mr. Gillespie served as a Managing Director of OneBeacon from 2001 to 2003. He is also the founder and Managing Partner of Prospector Partners, LLC ("Prospector"). Prior to forming Prospector, Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc. Mr. Gillespie serves as a director of Montpelier Re Holdings Ltd. ("Montpelier"), Symetra and several White Mountains subsidiaries. White Mountains owns limited partnership investment interests which are managed by Prospector and has entered into certain other transactions involving Mr. Gillespie. See "Certain Relationships and Related Transactions." Mr. Gillespie's father, George Gillespie, is Chairman of the Company.

        Frank A. Olson has been a director of the Company since 1996. Mr. Olson is Chairman Emeritus of The Hertz Corporation ("Hertz"). Mr. Olson served as the CEO of Hertz from 1977 to 1999 and has been with that company since 1964. He is also a director of Amerada Hess Corporation, Becton, Dickinson and Company and is a director or trustee of various investment companies in the Franklin Templeton Group of Mutual Funds.

Class III

        Raymond Barrette was appointed President and CEO of the Company in 2003 and has been a director since 2000. Mr. Barrette was CEO of OneBeacon from 2001 to 2002 and remains its Chairman. Mr. Barrette joined the Company in 1997 as Executive Vice President and Chief Financial Officer. He was President from 2000 to 2001. Prior to joining the Company, Mr. Barrette had 23 years of experience in the insurance business, mostly at Fireman's Fund Insurance Company. He is also Lead Director of Montpelier and is a director of several White Mountains subsidiaries.

        Howard L. Clark, Jr. was a director of the Company from 1986 until 1990, and was an advisor to the Board from 1990 to 1993 when he was re- elected as a director. He is currently Vice Chairman of Lehman Brothers, Inc. ("Lehman") and was Chairman and CEO of Shearson Lehman Brothers Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company. He is also a director of Lehman Brothers, Maytag Corporation, United Rentals, Inc. and Walter Industries, Inc. Lehman provides various services to White Mountains from time to time. See "Certain Relationships and Related Transactions."

        Robert P. Cochran has been a director of the Company since 1994. Mr. Cochran was a founding principal of Financial Security Assurance Holdings Ltd. ("FSA") and has served FSA in various capacities since 1985. He has been CEO and a director of FSA since 1990 and became Chairman in 1997. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd. White Mountains holds a phantom equity interest in FSA. See "Certain Relationships and Related Transactions."

        Arthur Zankel was a director of the Company from 1992 until 1998, and was an advisor to the Board from 1998 to 1999 when he was re-elected as a director. Mr. Zankel is currently Senior Managing Member of High Rise Capital Advisors LLC. He served as a General Partner of First Manhattan Co. from 1965 to 1999 and was Co-Managing Partner of First Manhattan from 1979 to 1997. White Mountains owns limited partnership investment interests which are managed by High Rise. See "Certain Relationships and Related Transactions."

CORPORATE GOVERNANCE

        White Mountains is committed to maintaining sound corporate governance practices. Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company's Members. The Company has established Corporate Governance Guidelines that spell out its overall approach towards corporate governance.

        The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to and on behalf of the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2004.

        The Company's Corporate Governance Guidelines and Code of Business Conduct are available at www.whitemountains.com. These documents are available in print free of charge to any Member upon request.

        The Board has determined that a majority of the Company's current directors are independent, as defined in Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual. For a director to be independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

        The Board has determined that the following directors are independent as defined by the NYSE: Bruce R. Berkowitz; Howard L. Clark; Robert P. Cochran; Edith E. Holiday; Frank A. Olson; Lowndes A. Smith and Joseph S. Steinberg. In making its independence determination with respect to Messrs. Berkowitz, Clark and Steinberg, the Board specifically considered the relationships disclosed herein under "Certain Relationships and Related Transactions." The Board considered these relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors. Those attributes include the relative impact of the transactions to the director's personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive. The Board concluded that Messrs. Berkowitz, Clark and Steinberg's relationships disclosed herein would not impair their ability to remain independent from the Company and the Company's management.

        At each meeting of the Board, non-management directors meet in separate executive session without Company management present. The Chairman presides over these meetings. The procedures for Members, employees and others interested in communicating directly with any or all of the non-management directors are described on page 37.

The Board

        The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management. The primary responsibility of the Board is to oversee and review management's performance of these functions in order to advance the long-term interests of the Company and its Members.

        In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its Members. Directors are entitled to rely on the honesty and integrity of senior management and the Company's outside advisors and auditors. However, it is the Board's responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Committees of the Board

Audit Committee

        The primary purposes of the Audit Committee are to: (1) assist Board oversight of: the integrity of the Company's financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company's compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board and (3) prepare the Report of the Audit Committee (which appears on page 27).

        The Audit Committee is currently comprised of Messrs. Smith (as Chairman), Berkowitz and Olson. The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Smith meets the requirements of being an Audit Committee Financial Expert as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the United States Securities and Exchange Commission (the "SEC").

        The Audit Committee Charter, which outlines the duties and responsibilities of the committee, is available at www.whitemountains.com. The Audit Committee Charter is available in print free of charge to any Member upon request.

Compensation Committee

        The primary purposes of the Compensation Committee are to: (i) review and make recommendations on director compensation; (ii) discharge the Board's responsibilities relating to the compensation of executives; (iii) oversee the administration of the Company's (and, to the extent the Committee deems appropriate, the major subsidiaries of the Company) compensation plans, in particular the incentive compensation and equity-based plans and (iv) prepare the Report of the Compensation Committee on Executive Compensation (which begins on page 22).

        The Compensation Committee is currently comprised of Messrs. Cochran (as Chairman), Olson and Smith. The Board has determined that each current member of the Compensation Committee satisfies applicable NYSE requirements.

        The Compensation Committee Charter, which outlines the duties and responsibilities of the committee to the Board, is available at www.whitemountains.com. The Compensation Committee Charter is available in print free of charge to any Member upon request.

Nominating and Governance Committee

        The primary purposes of the Nominating and Governance Committee are to: (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (ii) make recommendations to the Board concerning committee appointments; (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (iv) oversee the evaluation of the Board and management.

        The Nominating and Governance Committee is currently comprised of Messrs. Clark (as Chairman), Cochran and Olson. The Board has determined that each current member of the Compensation Committee satisfies applicable NYSE requirements.

        The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the committee to the Board, is available at www.whitemountains.com. The Nominating and Governance Committee Charter is available in print free of charge to any Member upon request.

        General Criteria and Process for Selection of Director Candidates.    In identifying and evaluating director candidates, the Nominating and Governance Committee does not set specific criteria for directors. Under its charter, the committee is responsible for determining desired Board skills and attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company's business or industry and ownership interest in the Company. Directors must be willing to devote adequate time and effort to Board responsibilities. As set forth in the Company's Corporate Governance Guidelines and its Charter, the committee is responsible for recommending director candidates to the Board.

        Consideration of Director Candidates Nominated by Members.    The Company has not adopted a specific policy regarding consideration of director candidates from Members. Members who wish to recommend candidates for consideration by the committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement. The committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting. In addition, Members may nominate director candidates for election without consideration by the committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

        Procedures for Nominating Director Candidates.    Member proposals will be eligible for consideration for inclusion in the proxy statement and proxy relating to the Company's 2006 Annual Meeting of Members pursuant to Rule 14a-8 promulgated under the Exchange Act if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received timely by the Corporate Secretary as outlined below.

        Under the Company's Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a "Qualified Member"). A Qualified Member may nominate persons for election as directors only if written notice of such

Qualified Member's intent to make such nomination is delivered to the Secretary not later than: (i) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members. Each such notice shall set forth: (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Meetings of the Board of Directors

        During 2004, the following meetings of the Board were held: four meetings of the full Board, eight meetings of the Audit Committee, two meetings of the Compensation Committee, three meetings of the Nominating and Governance Committee, one meeting of the former Human Resources Committee and one meeting of the former Compensation Sub- Committee. During 2004, each director attended more than 75% of all the meetings of the full Board including its various committees of which such director was a member, except for Messrs. Olson and Steinberg.

        Through February 25, 2004 (during which time there were 2 meetings of the Audit Committee), the Audit Committee consisted of Messrs. Clark (as Chairman), Olson, Steinberg and Zankel.

        The former Human Resources Committee consisted of Messrs. Cochran (as Chairman), Mark J. Byrne (a former director), Clark, K. Thomas Kemp (a former director), George Gillespie, Macklin (a former director), Olson, Steinberg and Zankel and the former Compensation Sub-Committee consisted of Messrs. Cochran (as Chairman), Mark Byrne, Macklin, Olson, Steinberg and Zankel. These committees were reconstituted as the Compensation Committee on February 25, 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

        As of March 21, 2005, there were 10,774,589 Common Shares outstanding. Members of record of Common Shares shall be entitled to one vote per Common Share, provided that if and so long as the votes conferred by "Controlled Common Shares" (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding Common Shares of the Company, each outstanding Common Share comprised in such Controlled Common Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

        Where: "T" is the aggregate number of votes conferred by all the outstanding Common Shares; and "C" is the number of votes conferred by the Controlled Common Shares of such person.

        "Controlled Common Shares" in reference to any person means:

  (i)
  all Common Shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America; and

  (ii)
  all Common Shares directly, indirectly or constructively owned by any person or "group" of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

        The limitations set forth above do not apply to any Member which is a "Byrne Entity" (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors. "Byrne Entity" means any of Mr. Byrne (a director of the Company), any foundation or trust established by any associate or affiliate of him (or any group of which he is a part), as defined under Section 13(d) of the Exchange Act.

        If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled Common Shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding Common Shares, the votes conferred by the Controlled Common Shares of such person shall be reduced in accordance with the foregoing provisions. Such process shall be repeated until the votes conferred by the Controlled Common Shares of each person represent less than 10% of the votes conferred by all Common Shares.

Principal Holders of Common Shares

        To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the Common Shares outstanding as of March 21, 2005, except as shown below.

Name and address of beneficial owner	Number of Common Shares beneficially owned	Percent of Class
Franklin Mutual Advisers LLC 51 JFK Parkway, Short Hills, NJ 07078 (a)	1,998,133	18.5%
Berkshire Hathaway Inc. ("Berkshire") 1440 Kiewit Plaza, Omaha, NE 68131	1,724,200	16.0%
Jack Byrne 80 South Main Street, Hanover, NH 03755 (b)	928,133	8.6%

(a)
The Common Shares beneficially owned by Franklin Mutual Advisers LLC ("Franklin") were acquired for investment purposes on behalf of client investment advisory accounts.

(b)
Includes 442,371 Common Shares owned directly by several Grantor Retained Annuity Trusts ("GRATs") which are deemed to be indirectly owned by Mr. Byrne and are voted by the trustee of the GRATs. Also includes 50 Common Shares owned and voted by Mr. Byrne's spouse which he is deemed to indirectly beneficially own. Does not include 73,279 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.

Beneficial Stock Ownership of Directors and Executive Officers

        The following table sets forth, as of March 21, 2005, beneficial ownership of Common Shares by each director of the Company, by each Named Executive Officer, and by all directors and Executive Officers as a group.

	Number of Common Shares owned
Directors and Executive Officers
	Beneficially(a)(b)	Economically(c)
Raymond Barrette	24,719	108,790
Bruce R. Berkowitz(d)	83,500	83,500
Jack Byrne(e)	928,133	928,133
John P. Cavoores	1,469	10,469
Charles B. Chokel	298	10,798
Howard L. Clark, Jr.	1,000	1,000
Robert P. Cochran	25,000	25,000
Steven E. Fass	8,350	50,436
David T. Foy	0	27,000
George J. Gillespie, III	1,000	1,000
John D. Gillespie(f)	63,707	98,715
Edith E. Holiday	200	200
Frank A. Olson	3,000	3,000
Lowndes A. Smith	1,000	1,000
Joseph S. Steinberg(g)	0	0
Arthur Zankel	8,600	8,600
All directors and Executive Officers as a group (19 persons)	1,150,223	1,375,188

(a)
The Common Shares beneficially owned by Mr. Byrne and all directors and Executive Officers as a group represent 8.6% and 10.7% of the total Common Shares outstanding at March 21, 2005, respectively. No other director or Executive Officer beneficially owned 1% or more of the total Common Shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Exchange Act.

(b)
Includes vested and unexercised incentive stock options to acquire 2,730 and 4,500 Common Shares for Messrs. Barrette and Fass, respectively. Excludes 10,000 and 3,000 unearned restricted Common Shares ("Restricted Shares") held by Messrs. Fass and Foy, respectively.

(c)
Common Shares shown as economically owned include Common Shares beneficially owned, unearned performance share awards at target, unvested Option awards, unearned Restricted Shares and earned phantom shares on compensation deferred.

(d)
Represents Common Shares owned by The Fairholme Fund which Mr. Berkowitz controls through Fairholme Capital Management L.L.C. Mr. Berkowitz disclaims beneficial ownership of such Common Shares except to the extent of his pecuniary interest in The Fairholme Fund.

(e)
Includes 442,371 Common Shares owned directly by several GRATs which are deemed to be indirectly owned by Mr. Byrne and are voted by the trustee of the GRATs. Also includes 50 Common Shares owned and voted by Mr. Byrne's spouse which he is deemed to indirectly beneficially own. Does not include 73,279 Common Shares contributed to trusts and charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.

(f)
Includes 62,000 Common Shares owned by various funds of Prospector in which Mr. Gillespie is either general manager or investment manager. Mr. Gillespie disclaims beneficial ownership of such Common Shares except to the extent of his pecuniary interest in such funds.

(g)
Does not include any interest in 375,000 Common Shares (approximately 3.5% of the total Common Shares outstanding on March 21, 2005) beneficially owned by Leucadia. Mr. Steinberg is President and a director of Leucadia and, together with certain family members, Mr. Steinberg currently beneficially owns approximately 13% of the common shares of Leucadia.

COMPENSATION OF DIRECTORS

        Non-management directors who served during 2004 each received an annual director's retainer of $80,000, or an applicable pro rated amount for non-management directors appointed during the year. Such directors also received fees of $4,000 for each Board meeting and Board committee meeting attended. Messrs. George Gillespie (Chairman of the Board), Clark (Chairman of the Nominating and Governance Committee), Cochran (Chairman of the Compensation Committee), Smith (Chairman of the Audit Committee) and Zankel (Chairman of the Finance Committee) received additional retainers of $200,000, $25,000, $25,000, $50,000 and $25,000, respectively, for their service as chairmen. Each of the retainers mentioned above relate to the twelve-month period from May 2004 through April 2005. Messrs. George Gillespie, Smith and Zankel also received additional retainers of $75,000, $8,350 and $4,175, respectively, during 2004 representing pro rated increases in their annual retainers for the period from November 2003 through April 2004.

        In February 2005, the Board revised its compensation policy for non-management directors effective for the twelve- month period from May 2005 through April 2006. As a result, during 2005 such directors will receive an annual retainer of $100,000 and $4,000 for each Board meeting and Board committee meeting attended. In additional the following directors will receive additional retainers for serving in the following roles: (i) Chairman of the Board—$200,000, (ii) Chairman of the Audit Committee—$100,000, Chairman of any other committee—$25,000 and members of the Audit Committee—$15,000. These retainers will relate to the twelve-month period from May 2005 through April 2006.

        Directors who are officers of White Mountains do not receive any additional compensation for their role as a director.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by White Mountains with respect to 2004 to its CEO and its five most highly compensated Executive Officers (collectively, the "Named Executive Officers").

Long-Term Compensation
	Annual Compensation				Awards
Payouts
				Other Annual Compensation ($)(a)(b)	Restricted Share Awards ($)(c)
Name and Current Principal Position	Year	Salary($)	Bonus($)			Securities Underlying Options(#)	LTIP Payouts ($)(d)	All Other Compensation ($)(e)
Raymond Barrette President and CEO	2004 2003 2002	400,000 400,000 400,000	350,000 250,000 260,000	98,923 44,539 141,782	0 0 0	0 0 0	17,523,000 10,273,313 6,510,000	12,300 12,000 7,308
John D. Gillespie President of WM Advisors	2004 2003 2002	400,000 400,000 400,000	316,000 305,000 330,000	70,083 58,317 60,037	0 0 0	0 0 0	15,916,725 10,273,313 0	6,637 6,610 0
Steven E. Fass President and CEO of White Mountains Re	2004 2003 2002	466,000 466,000 466,000	700,000 700,000 700,000	99,870 4,019 20,062	4,690,000 0 0	0 0 0	6,970,022 2,222,162 1,726,440	752,300 12,000 11,000
David T. Foy (f) Executive Vice President and Chief Financial Officer	2004 2003	400,000 307,692	400,000 700,000	31,500 0	0 1,023,000	0 0	0 0	12,300 0
John P. Cavoores President and CEO of OneBeacon	2004 2003 2002	400,000 400,000 400,000	200,000 200,000 320,000	40,725 70,524 46,292	0 0 0	0 0 0	11,682,000 4,109,325 0	4,945 2,610 0
Charles B. Chokel (g) Managing Director of WM Capital	2004 2003 2002	400,000 400,000 307,692	200,000 225,000 200,000	0 48,412 115,167	0 0 0	0 0 0	8,761,500 0 0	14,325 8,610 8,000

(a)
Includes, when applicable, director fees and retainers earned from companies in which White Mountains has a minority interest, housing and relocation allowances including the temporary use of corporate provided housing, personal use of Company-owned aircraft and other benefits. For 2004, aircraft usage was valued at the Company's aggregate incremental operating cost whereas, in prior years, the standard industry fare level "SIFL" rates set by the Internal Revenue Service were used to calculate the value. Mr. Barrette's compensation includes $46,000, $31,750 and $51,500 in director fees, and $52,923, $12,789 and $13,700 in personal use of Company aircraft for 2004, 2003 and 2002, respectively, and $74,512 in housing allowances for 2002. Mr. Gillespie's compensation includes $65,000, $57,750 and $57,000 in director fees for 2004, 2003 and 2002, respectively. Mr. Fass' compensation for 2004 includes eight months of a recurring $12,000 monthly housing allowance associated with his relocation to Bermuda, which was made at the Company's request. Mr. Cavoores' compensation includes $40,725, $68,738 and $39,578 in housing and relocation allowances for 2004, 2003 and 2002, respectively. Mr. Chokel's compensation includes $48,412 and $115,167 of housing and relocation allowances for 2003 and 2002, respectively.

(b)
During 2003, the Company repurchased for $.01 per share from Messrs. Barrette, Gillespie and Fass 17,000, 4,000 and 2,500 Restricted Shares, respectively, which were originally awarded in June 2001. During 2002, the Company repurchased for $.01 per share from Mr. Barrette 3,750 Restricted Shares, which were originally awarded in February 2001. Each were granted an amount equivalent to the market value of such Restricted Shares (2003: $6,987,000 for Mr. Barrette, $1,644,000 for Mr. Gillespie and $1,027,500 for Mr. Fass; 2002: $1,218,750 for Mr. Barrette) in various non-qualified deferred compensation plans of the Company and its subsidiaries. The Company concluded that these transactions created no additional compensation for the aforementioned Named Executive Officers.

(c)
Represents the value of Restricted Share awards under White Mountains' Long-Term Incentive Plan, as amended (the "Incentive Plan"), as of their respective award dates. Restricted Shares vest over a fixed term from the date of grant based on continuous service by the employee throughout such period. Restricted Shares are considered outstanding Common Shares when awarded and are therefore entitled to Common Share dividends when declared and paid. The Company awarded Mr. Fass 10,000 Restricted Shares in February 2004 which are scheduled to vest in February 2007, and Mr. Foy 3,000 Restricted Shares in April 2003 which are scheduled to vest in April 2006. The market value of Mr. Fass' and Mr. Foy's unvested Restricted Shares totalled $6,460,000 and $1,938,000, respectively, as of December 31, 2004.

(d)
Represents Performance Shares earned under the Incentive Plan and, for Mr. Fass, cash awards earned under the Incentive Plan, the Folksamerica Holding Company, Inc. Performance Share Plan, the White Mountains Re Group Ltd. Long-Term Unit Plan and the Folksamerica Holding Company, Inc. Long-Term Incentive Plan.

(e)
Includes annual contributions to vested and unvested defined contribution plans of White Mountains. Mr. Fass' compensation for 2004 also includes a one-time payment of $740,000 made in connection with his 2004 relocation to Bermuda. Mr. Fass was reimbursed by White Mountains for certain fees he incurred in purchasing a home in Bermuda. Such fees, consisting primarily of stamp duty, realtor commissions and alien license fees, are typical for property transfers to non-Bermudians.

(f)
Mr. Foy joined White Mountains in April 2003. His 2003 annual bonus compensation includes a one-time $500,000 sign-on bonus.

(g)
Mr. Chokel joined White Mountains in April 2002.

Option Grants in Last Fiscal Year

        The Company did not grant any options during 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes, for the applicable Named Executive Officers, incentive stock options exercised during the Company's latest fiscal year, and the number and in-the-money value of options outstanding as of December 31, 2004.

			As of December 31, 2004
	Year ended December 31, 2004		Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name	Common Shares Acquired	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond Barrette	435	$212,794	2,730	4,500	$1,379,189	$2,273,388
Steven E. Fass	0	0	4,500	4,500	2,273,388	2,273,388

Long-Term Incentive Plans—Awards in Last Fiscal Year

        Performance Shares.    The following table summarizes the performance share awards made under the Incentive Plan to the applicable Named Executive Officers during 2004 for the three-year performance period from January 1, 2004 to December 31, 2006:

			Estimated Future Payouts(a)
Name	Number of Performance Shares Awarded(#)	Performance Period for Payout
			Threshold(#)	Target(#)	Maximum(#)
Raymond Barrette	10,000	3 yrs.	0	10,000	20,000
John D. Gillespie	10,000	3 yrs.	0	10,000	20,000
Steven E. Fass	5,000	3 yrs.	0	5,000	10,000
David T. Foy	8,000	3 yrs.	0	8,000	16,000
John P. Cavoores	3,000	3 yrs.	0	3,000	6,000
Charles B. Chokel	5,000	3 yrs.	0	5,000	10,000

(a)
Performance shares are payable only upon completion of pre-defined business goals and are valued based on the market value of Common Shares at the time awards are earned. Performance shares are paid in cash but can be paid in Common Shares if the Compensation Committee so determines. With respect to the 2004 performance shares awarded to Messrs. Barrette, Fass, Foy, Cavoores and Chokel, "Target" performance is the attainment of a corporate annualized return on equity ("ROE") of 13% after tax as measured by the Company's growth in its intrinsic business value. At a ROE of 6% or less ("Threshold") the percentage of performance shares payable will be 0% and at a ROE of 20% or more ("Maximum") the percentage of performance shares will become 200% of target. With respect to 50% of the 2004 performance shares awarded to Mr. Gillespie, "Target" performance is the attainment of a 13% ROE, as described above, and for the other 50% "Target" performance is the attainment of an average annual return on invested assets of the greater of 1.5% or 150 basis points over the average annual return on the constant maturity ten-year United States treasury note (the "Treasury Return"). At an average annual return on invested assets less than or equal to the greater of 0% or the Treasury Return ("Threshold"), the percentage of performance shares payable will be 0%, and at an average annual return on invested assets equal to or greater than the greater of 3.25% or 325 basis points over the Treasury Return ("Maximum"), the percentage of performance shares payable will be 200% of target. For results above or below "Target", linear interpolation is used to calculate the performance factor.

        White Mountains Re Group, Ltd. Long-Term Incentive Unit Plan (the "WM Re Unit Plan").     The following table summarizes the performance unit award made to Mr. Fass under the under the WM Re Unit Plan during 2004 for the three- year performance period from January 1, 2004 to December 31, 2006:

			Estimated Future Payouts(a)
Name	Number of Performance Units Awarded(#)	Performance Period for Payout
			Threshold(#)	Target(#)	Maximum(#)
Steven E. Fass	1,400	3 yrs.	0	1,400	2,800

(a)
Mr. Fass' performance units are payable only upon completion of pre-defined business goals. In addition, each unit is initially valued at $1,000 (or $1,400,000 in total) and increases or decreases in value by White Mountains Re's after-tax underwriting return on capital ("UROC") achieved during the performance period. With respect to this award, "Target" performance is the attainment of a 13% UROC. At a UROC of 6% or less ("Threshold") the percentage of performance units payable will be 0% and at a UROC of 20% or more ("Maximum") the percentage of performance shares payable will be 200% of target. For results above or below "Target", linear interpolation is used to calculate the performance factor. UROC is a proprietary measure which is viewed by the Company as being indicative of White Mountains Re's operating performance.

        OneBeacon Performance Units.    The following table summarizes the performance unit award made to Mr. Cavoores under the under the Incentive Plan during 2004 for the three-year performance period from January 1, 2004 to December 31, 2006:

			Estimated Future Payouts(a)
Name	Number of Performance Units Awarded(#)	Performance Period for Payout
			Threshold(#)	Target(#)	Maximum(#)
John P. Cavoores	10,000	3 yrs.	0	10,000	20,000

(a)
Mr. Cavoores' performance units are payable only upon completion of pre-defined business goals. In addition, each unit is initially valued at $100 (or $1,000,000 in total) and increases or decreases in value by OneBeacon's pretax UROC achieved during the performance period. With respect to this award, "Target" performance is the attainment of a combined ratio of 94%. At a combined ratio of 99% or more ("Threshold") the percentage of performance units payable will be 0% and at a combined ratio of 88% or less ("Maximum") the percentage of performance shares payable will be 200% of target. For results above or below "Target", linear interpolation is used to calculate the performance factor. The combined ratio is viewed by the Company as being indicative of OneBeacon's operating performance.

Equity Compensation Plan Table

        The following table provides information as of December 31, 2004 with respect to Common Shares that may be issued under White Mountains' existing incentive compensation plans. Performance shares awarded under the Incentive Plan are typically paid in cash, though they may be paid in Common Shares at the election of the Board or a Committee of the Board. For that reason, these plans are listed in the Equity Compensation Plan Table below. Certain subsidiary incentive plans are cash-based plans which do not provide for the issuance of Common Shares and are therefore excluded from this table.

Plan category	(a) Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at Target	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders — Incentive Plan:			281,000
Performance shares	197,950	$0
Restricted Shares(1)	15,000	0
Options(2)	46,530	140.80
Equity compensation plans not approved by security holders — Performance Plan(3):
Performance shares	154,396	$0	500,000

(1)
The outstanding Restricted Shares, which were granted in 2004, are currently outstanding but have not been earned. Restricted Shares vest over a fixed term from the date of grant based on continuous service by the employee throughout such period.

(2)
The outstanding options were granted in 2000 at an exercise price equal to the underlying market value of Common Shares on the date of grant. The exercise price escalates on a straight-line basis by 6% per annum over the ten-year life of the options. The weighted average shown above represents the effective exercise price per Option at December 31, 2004.

(3)
The Performance Plan is a long-term incentive plan of OneBeacon which provides for granting of performance shares to certain of its key employees. The performance goals for full payment of performance shares issued under the Performance Plan are similar to those of the Incentive Plan. The Performance Plan was not subject to Member approval.

COMPENSATION PLANS

        Pension Plans.    Benefit accruals under a qualified defined benefit pension plan and a non-qualified supplemental plan of OneBeacon and a qualified defined benefit plan of Folksamerica were frozen for all participating employees as of December 31, 2002. The table below sets forth the annual benefits payable to Named Executive Officers upon retirement at age 65 under such frozen plans:

Participant	Annual Benefit Payable at Age 65
Raymond Barrette	$20,213
John P. Cavoores	21,118
Steven E. Fass	63,160
John D. Gillespie	23,191

        Deferred Benefit Plan.    Mr. Fass is a participant in the Folksamerica Holding Company, Inc. Deferred Benefit Plan, a non-qualified deferred compensation plan (the "Deferred Benefit Plan") which was frozen at December 31, 2002. The Deferred Benefit Plan credited each participant's account annually with amounts based on the additional value of pension and 401(k) benefits earned that were above Internal Revenue Service limits on qualified plan benefits. Pursuant to the Deferred Benefit Plan, Mr. Fass' remuneration payable can be invested in various investment options generally available to the investment community. None of the investment options offered under the Deferred Benefit Plan provides an above-market rate of interest. Mr. Fass' account balance under the Deferred Benefit Plan was approximately $1,636,000 as of December 31, 2004.

        Voluntary Deferred Compensation Plans.    The Named Executive Officers are eligible to voluntarily participate in various unfunded, nonqualified plans for the purpose of deferring current compensation for retirement savings (the "Deferred Compensation Plans"). Pursuant to the Deferred Compensation Plans, participants can choose to defer all or a portion of qualifying remuneration payable (consisting of base salary, annual bonus or long-term incentive compensation), which can be invested in various investment options generally available to the investment community including Common Shares. None of the investment options offered under the Deferred Compensation Plans provides an above-market rate of interest.

        All compensation credited to the Deferred Compensation Plan accounts of the Named Executive Officers has been included in the Summary Compensation Table for the period in which such compensation was earned (subject to deferral).

        The table below sets forth the vested balances of the Named Executive Officers under the Deferred Compensation Plans and the percentage of such balances denominated in Common Shares as of December 31, 2004:

Participant	Balance	% of Balance Denominated in Common Shares
Raymond Barrette	$40,117,622	78%
Charles B. Chokel	169,266	100%
Steven E. Fass	7,774,074	46%
John D. Gillespie	2,776,300	93%

        Employment, Termination and Change in Control Agreements With Respect to Named Executive Officers.     Pursuant to an employment letter dated February 26, 2003, Mr. Foy received, in addition to the Company's customary officer benefits, a sign-on bonus of $500,000, a guaranteed annual bonus of no less than $200,000 for 2003, 2004 and 2005 and a one-time grant of 3,000 Restricted Shares vesting at the end of Mr. Foy's third year of employment. Under certain circumstances, if Mr. Foy's employment with the Company is terminated within the first three years, Mr. Foy is entitled to one year of accrued salary and bonus and a cash payment equal to a pro rated value of his unearned performance share awards in an amount not less than the value of 3,000 Common Shares.

        Pursuant to an employment agreement dated January 1, 2001, Mr. John Gillespie is entitled to receive an annual salary of $400,000, an annual bonus of up to 200% of his salary, minimum grants of performance shares and participation in employee benefit and fringe benefit plans. Under this agreement, Mr. Gillespie may continue his active involvement with Prospector, so long as he devotes the requisite time required to fulfill his responsibilities to WM Advisors. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities generated by Mr. Gillespie that are appropriate for both White Mountains and such funds. Either party can terminate the employment agreement upon 30 days notice and, upon termination, Mr. Gillespie is entitled to accrued compensation and a cash payment equal to a pro rated value of his unearned performance share awards.

        In addition, White Mountains has a revenue sharing agreement with Mr. John Gillespie relating to his interest in Prospector whereby White Mountains pays Prospector's operating expenses in exchange for a portion of certain of Prospector's revenues. See "Certain Relationships and Related Transactions" below.

        If a change in control of the Company were to occur, the Incentive Plan provides that certain events, such as involuntary or constructive employment termination or amendments to the Incentive Plan which are materially adverse to Incentive Plan participants, may cause options to become fully exercisable, Restricted Shares to become immediately vested and performance shares and performance units to become payable in full or in part. Such circumstances are more fully described in the Incentive Plan which, as amended, is attached as Appendix A to this Proxy Statement. In addition, a change in control of the Company may trigger distributions under certain of the Deferred Compensation Plans and the Deferred Benefit Plan in accordance with their terms.

Certain Relationships and Related Transactions

Berkshire

        Berkshire owned approximately 16% of the Common Shares of the Company as of December 31, 2004. Berkshire acquired the Common Shares through its June 2004 exercise of warrants to purchase 1,724,200 Common Shares for $294 million. Berkshire bought the warrants in connection with the financing of White Mountains' acquisition of OneBeacon in 2001. The warrants were exercisable at any time until May 2008 and were callable by the Company on or after May 31, 2005. Berkshire and the Company agreed to reduce the exercise price by approximately 2% ($6 million) to induce Berkshire's early exercise of the warrants.

        In November 2004, the Company completed a significant corporate reorganisation that made the legal organisation of the Company's subsidiaries consistent with its main operating businesses. In order to effect the reorganisation, the Company and Fund American Companies, Inc. ("Fund American"), a wholly-owned subsidiary of the Company, entered into or amended certain agreements with respect to the Series A Preferred Stock of Fund American (the "Series A Preferred Stock"), which is owned by subsidiaries of Berkshire. Under the terms of a Keep-Well Agreement dated November 30, 2004 between the Company and Fund American (the "Keep-Well"), the Company has agreed to return to Fund American up to approximately $1.1 billion, which equals the amount of net assets transferred out of Fund American as a result of the reorganisation, if some or all of that amount is required by Fund American to meet its obligations to Berkshire under the Series A Preferred Stock. Additionally, the Keep-Well limits the aggregate amount of distributions that the Company may make to its shareholders to approximately $1.3 billion plus the Company's aggregate consolidated net income after

September 30, 2004. The Keep-Well will expire when all obligations of the Series A Preferred Stock, which is redeemable in May 2008, have been satisfied, or when approximately $1.1. billion has been returned to Fund American.

        In the ordinary course of its business, White Mountains has, and in the future may, enter into insurance and reinsurance transactions with Berkshire on arm's length terms and conditions.

        During 2004, White Mountains paid a total of $4.5 million to NetJets, Inc., a wholly-owned subsidiary of Berkshire, consisting of $3.3 million for the purchase of fractional interests in two aircraft and $1.2 million for the managment and operation of White Mountains' fractionally-owned aircraft.

        White Mountains and Berkshire co-led the investor group that acquired Symetra for $1.35 billion on August 2, 2004. See "Symetra" below.

Olympus

        White Mountains has entered into various reinsurance transactions with Olympus. In addition, White Mountains receives fee income on reinsurance placements referred to Olympus and is entitled to additional fees based on net underwriting profits on referred business. White Mountains earned $68.7 million of fee income from Olympus during 2004. White Mountains does not own or control any common shares of Olympus.

        Mr. Steinberg is Chairman of Olympus and is President of Leucadia. Leucadia owns approximately 19% of the common shares of Olympus. Investment funds managed by Franklin, which own approximately 19% of the common shares of the Company, own approximately 13% of Olympus. Mr. Berkowitz is Deputy Chairman and a director of Olympus. Through Fairholme Capital Management, Mr. Berkowitz controls approximately 11% of the common shares of Olympus. Mr. John Gillespie, through investment management arrangements including Prospector, controls approximately .1% of the common shares of Olympus. In addition, other directors and Executive Officers of White Mountains (consisting of Messrs. Byrne, Cavoores, Fass and Zankel) own approximately 3% of the common shares of Olympus.

Symetra

        As of December 31, 2004, through its holdings of common shares and warrants, White Mountains owned approximately 24% of Symetra on a fully-converted basis. Berkshire, who co-led the investor group that acquired Symetra, also owns approximately 24% of Symetra on a fully-converted basis. White Mountains is entitled to appoint three persons to Symetra's eight member board of directors (currently Messrs. Byrne, John Gillespie and Foy). In addition, Mr. Foy serves as Chairman of Symetra.

        The following entities were among the Symetra investor group that was co-led by White Mountains and Berkshire Hathaway. Investment funds managed by Franklin own approximately 10% of common shares of Symetra on a fully converted basis. Mr. Berkowitz, through Fairholme Capital Management, controls approximately 2% of the common shares of Symetra on a fully converted basis. Mr. John Gillespie, through investment management arrangements including Prospector, controls approximately 3% of the common shares of Symetra on a fully converted basis.

FSA

        As of December 31, 2004, White Mountains held phantom shares of FSA (representing approximately 1% of the equity of FSA) with a fair value of $49.6 million. Mr. Cochran is Chairman and CEO of FSA.

Other relationships

        Mr. Clark is Vice Chairman of Lehman. Lehman has, from time to time, provided various services to White Mountains including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services. Lehman was the lead underwriter of White Mountains' $700.0 million Senior Notes. Lehman was also the arranger, the administrative agent and a lender under White Mountains' bank facility.

        Mr. George Gillespie is a Partner at CS&M which has been retained by White Mountains from time to time to perform legal services.

        Mr. John Gillespie, pursuant to his employment agreement previously described under "Other Compensation Arrangements", may continue his active involvement with Prospector so long as Mr. Gillespie devotes the requisite time required to fulfill his responsibilities to WM Advisors. The agreement specifies procedures pursuant to which Prospector's funds have the ability to invest first in opportunities generated by Mr. Gillespie that are appropriate for both White Mountains and such funds.

        Pursuant to a revenue sharing agreement established in connection with his employment by the Company, Mr. John Gillespie has agreed to pay White Mountains 33% of certain revenues of Prospector in return for White Mountains agreeing to pay its operational expenses. For 2004, White Mountains' received total revenues of approximately $4.2 million and paid total expenses of approximately $2.8 million under the revenue sharing agreement. Pursuant to another revenue sharing agreement with Prospector, Mr. Gillespie has agreed to pay White Mountains 6% of the revenues in excess of $500,000 of certain of Prospector's funds in return for White Mountains having made a founding investment in Prospector in 1997. For 2004, White Mountains' received a payment of approximately $.8 million under the second revenue sharing agreement. Mr. Gillespie's share of Prospector's revenues for 2004 was approximately $4.2 million.

        At December 31, 2004, White Mountains had approximately $115.9 million invested in funds managed by Prospector. In addition, Messrs. Byrne, George Gillespie and John Gillespie owned investments in funds managed by Prospector as of such date.

        In September 2001, WM Advisors entered into a five- year lease at a market-based rate for a building partially owned by Mr. John Gillespie and trusts for the benefit of members of his family (the "Gillespie Trusts"). For 2004, the rental payments attributable to Mr. Gillespie's ownership in the building totalled approximately $16,000 and the rental payments attributable to the Gillespie Trusts' ownership in the building totalled approximately $127,000.

        Mr. John Gillespie indirectly through general and limited partnership interests holds a 44% interest in Dowling & Partners Connecticut Fund III, LP ("Fund III"). OBPP and Folksamerica Specialty Underwriting, Inc. ("FSUI") have borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the "CIR Act"). The CIR Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers. The loans made by Fund III to OBPP and FSUI are qualifying investments and, together, have the potential to generate up to $15 million of tax credits that would be shared equally between Fund III on the one hand and OBPP and FSUI on the other. As a result of his interest in Fund III, John Gillespie could realize up to $3.3 million from the tax credits, although any such amount would be subject to the revenue sharing agreements with White Mountains described above.

        Mr. Zankel is Senior Managing Member of High Rise Capital Advisors LLC, which is the General Partner of High Rise Partners II, L.P. and Cedar Bridge Realty Fund, L.P. At December 31, 2004, White Mountains had a total of approximately $80.8 million in investments that were managed by these entities.

        The Company believes that the above transactions were on terms that were reasonable and competitive and, in the case of Lehman, were obtained through a competitive bid process.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Philosophy

        The Company's executive compensation policies are designed with one goal in mind, maximization of Member value over long periods of time. The Company believes that this goal is best pursued by utilising a pay-for- performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize Member value. Through this compensation program, the Company seeks to maximize Member value by aligning closely the financial interests of management with those of its Members. To that end, the Compensation Committee has established base salaries and bonus targets for the Company's executives that tend to be lower than those paid by peer companies, while emphasizing highly variable long-term incentives. The long-term incentives are designed to pay a percentage of the value added over a low-risk threshold.

        The Company believes that the principal long-term measure of Member value created (or lost) is the Company's ROE as measured by growth in its intrinsic value per share. The Company calculates intrinsic value per share based on its growth in economic value per share (which is weighted 50%), growth in tangible book value per share (which is weighted 25%) and growth in market value per share (which is weighted 25%).This proprietary measure is viewed by management and the directors as being an objective and conservative measure of the value of White Mountains and includes the projected cost of all outstanding compensation awards. The Company believes that, over long periods of time, maximizing its ROE will maximize Member returns.

        The Company also believes that performance-based compensation for key employees should be payable in full only if it achieves superior returns for its Members. Therefore, the targets of many of its performance-based compensation programs are directly linked to achievement of a stated annualized ROE. With respect to the Company's 2004 annual bonus program, the target was set at 15%. With respect to the Company's long- term incentive grants made for the thee-year performance period from January 1, 2004 to December 31, 2006, the target was set at 13%.

        Certain annual and long-term compensation awards at the Company's subsidiaries are not directly tied to the attainment of a particular ROE. Instead, those awards are measured using goals that are pertinent to the subsidiary's overall business objectives which, if met, will allow the Company to achieve its ROE objectives.

2004 Compensation Actions

        Compensation of White Mountains' Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards.

Base Salary

        Base salary for each Named Executive Officer is established annually, on or about March 1. When establishing the 2004 base salaries of the Named Executive Officers, the Compensation Committee considered numerous factors including each Named Executive Officer's qualifications, corporate responsibilities, performance since their last salary adjustment and, except for the CEO, the recommendations of the CEO. No changes were made to the base salaries of the Named Executive Officers during 2004. For 2005, the maximum base salary for the Named Executive Officers is $400,000.

Annual Bonus

        For 2004, the target annual bonus for each of the Named Executive Officers, except Mr. Fass, was equal to 50% of base salary. Mr. Fass' target annual bonus for 2004 was equal to 75% of his base salary. For 2005, the annual bonus target for each Named Executive Officer is equal to 50% of base salary.

        Each Executive Officer participates in the annual bonus pool of his affiliated business unit. The aggregate bonus pool size for each business unit can range from 0% to 200% of target. Individual bonuses can vary widely around the pool average and no cap (other than the size of the pool) applies to any single individual. Typically, the CEO of a business unit receives the average bonus percentage applicable to the business unit.

        When approving the aggregate size of the 2004 annual bonus pools, the Compensation Committee considered numerous factors including performance versus the objectives set forth in the Annual Business Plans of the Company, WM Advisors, White Mountains Re and OneBeacon, their respective financial performance for the latest fiscal year as measured by ROE or otherwise, and the recommendations of the CEO.

        After approving the aggregate size of the 2004 annual bonus pools, the Compensation Committee considered the annual bonuses for Executive Officers. The factors considered by the Compensation Committee included individual achievements as compared to objectives contained in the Annual Business Plans, the contribution of such achievements to the Company's overall financial performance and the recommendations of the CEO.

        The Compensation Committee determined that the financial results of the Company (the basis for Messrs. Barrette, Foy and Chokel's bonus) warranted a bonus pool of 175% of target or 87.5% of eligible base salary. The principal factor considered by the Compensation Committee in making this determination was the Company's 2004 growth in economic value which was determined to be 20%, which exceeded the target. In light of the bonus pool established and individual performance during the year, Messrs. Barrette, Foy and Chokel were allocated individual bonuses for 2004 of $350,000, $400,000 and $200,000, respectively by the Compensation Committee.

        The Compensation Committee determined that the 2004 financial results of WM Advisors (the basis for one- half of Mr. Gillespie's bonus) warranted a bonus pool of 140% of target. The principal factor considered by the Compensation Committee in making this determination was the 7.3% return on the Company's invested assets with the equity portfolios outpacing a strong market and the fixed income portfolios modestly outperforming bond indices with similar duration and credit characteristics. The other half of Mr. Gillespie's bonus was dependent upon the financial results of the Company which, as stated above, was determined to warrant a bonus pool of 175% of target. Based on the average of these two measures, Mr. Gillespie's bonus was determined to be 158% of target or $316,000.

        The Compensation Committee determined that the 2004 financial results of White Mountains Re (the basis for Mr. Fass' bonus) warranted a bonus pool of 200% of target. The principal factor considered by the Compensation Committee in making this determination was White Mountains Re's 2004 after-tax UROC which was determined to be 23%, which exceeded the target. As CEO of the business unit, Mr. Fass was allocated an annual bonus for 2004 equal to the average bonus percentage of 200% of target, or $700,000.

        The Compensation Committee determined that the 2004 financial results of OneBeacon (the basis for Mr. Cavoores' bonus) warranted a bonus pool of 100% of target. The principal factors considered by the Compensation Committee in making this determination were OneBeacon's 2004 combined ratio of 99%, which underperformed its target, and OneBeacon's successful completion of its other operating objectives, including the successful integration of the Atlantic Mutual book of business during 2004. As

CEO of the business unit, Mr. Cavoores was allocated an annual bonus for 2004 equal to the average bonus percentage of 100% of target, or $200,000.

Long-Term Incentive Compensation

        The Company's Incentive Plan provides for granting various types of share-based incentive awards including performance shares, Restricted Shares and options to the Named Executive Officers.

        Over the past several years, the Company has principally used performance shares in its long-term compensation plans. Performance shares are payable only upon completion of pre-defined business goals and are valued based on the market value of Common Shares at the time awards are earned. Based on the level of performance against the pre-defined goals, the number of actual shares awarded can range from 0% to 200% of the number of target shares originally granted. Performance shares awarded under the Incentive Plan are typically paid in cash but can be paid in Common Shares if the Compensation Committee so determines.

        The Company believes that awards of performance shares are an attractive method of providing incentives for management to maximize Member value over the long term which aligns the interests of management with those of the Company's Members. This belief is predicated on the following factors: (i) such awards are earned over multi-year periods; (ii) such awards derive their value from Common Shares; and (iii) such awards are contingent upon the achievement of a specified ROE, or such other measures as may be selected in advance, over the applicable performance period.

Long-term incentive awards granted during 2004

        During 2004, Messrs. Barrette, Gillespie, Fass, Foy, Cavoores and Chokel were granted 10,000, 10,000, 5,000, 8,000, 3,000 and 5,000 performance shares at target, respectively, by the Compensation Committee. The performance period for such awards began on January 1, 2004 and will continue through December 31, 2006. If the level of performance against the pre-defined goals were to result in a payout of 200% of target, Messrs. Barrette, Gillespie, Fass, Foy, Cavoores and Chokel would earn 20,000, 20,000, 10,000, 16,000, 6,000 and 10,000 performance shares, respectively, for this performance cycle.

        With respect to the 2004 performance shares awarded to Messrs. Barrette, Fass, Foy, Cavoores and Chokel, "Target" performance is the attainment of a ROE of 13%. At a ROE of 6% or less ("Threshold") the percentage of performance shares payable will be 0% and at a ROE of 20% or more ("Maximum") the percentage of performance shares will become 200% of target. With respect to 50% of the 2004 performance shares awarded to Mr. Gillespie, "Target" performance is the attainment of an 13% ROE, as described above, and for the other 50% "Target" performance is the attainment of an average annual return on invested assets of the greater of 1.5% or 150 basis points over the Treasury Return. At an average annual return on invested assets less than or equal to the greater of 0% or the Treasury Return ("Threshold"), no such performance shares would be earned, and at an average annual return on invested assets equal to or greater than the greater of 3.25% or 325 basis points over the Treasury Return ("Maximum"), 200% of such performance shares would be earned. In all cases, for performance above or below "Target", linear interpolation is used to calculate the performance factor.

        Mr. Fass was also granted a contingent award of 1,400 performance units under the WM Re Unit Plan during 2004. Each unit is initially valued at $1,000 (or $1,400,000 in total) and increases or decreases in value by White Mountains Re's after-tax underwriting return on capital ("UROC") achieved during the performance period. With respect to this award, "Target" performance is the attainment of a 13% UROC. At a UROC of 6% or less ("Threshold") the percentage of performance units payable will be 0% and at a UROC of 20% or more ("Maximum") the percentage of performance shares payable will be 200% of target. For results above or below "Target", linear interpolation is used to calculate the performance factor.

        Mr. Fass also received a one-time grant of 10,000 Restricted Shares during 2004 which is scheduled to vest in February 2007. The Restricted Shares were awarded to Mr. Fass as an additional incentive for him to remain with the Company as it continues its strategy of creating a significant global reinsurance operation.

        Mr. Cavoores was also granted a contingent award of 10,000 performance units under the Incentive Plan during 2004. Each unit is initially valued at $100 (or $1,000,000 in total) and increases or decreases in value by OneBeacon's pretax UROC achieved during the performance period. With respect to this award, "Target" performance is the attainment of a combined ratio of 94%. At a combined ratio of 99% or more ("Threshold") the percentage of performance units payable will be 0% and at a combined ratio of 88% or less ("Maximum") the percentage of performance shares payable will be 200% of target. For results above or below "Target", linear interpolation is used to calculate the performance factor.

        The Company did not grant any options during 2004.

Long-term incentive awards earned during 2004

        Messrs. Barrette, Gillespie, Fass, Cavoores and Chokel had, pursuant to a 2002 grant, 15,000, 15,000, 5,000, 10,000 and 7,500 performance shares at "Target", respectively, eligible for payout for the three-year performance share cycle ended December 31, 2004. Mr. Foy joined the Company during 2003 and was not awarded performance shares for the 2002 to 2004 performance share cycle.

        With respect to 50% of the 2002 performance shares awarded to Messrs. Barrette, Gillespie, Cavoores and Chokel and 100% of the 2002 performance shares awarded to Mr. Fass, "Target" performance was predetermined to be the attainment of a Company ROE of 12% (at a ROE of 5% or less, no such performance shares would be earned, and at a ROE at or above 23%, 200% of such performance shares would be earned).

        With respect to the remaining 50% of the 2002 performance shares awarded to Messrs. Barrette, Cavoores and Chokel, "Target" performance was predetermined to be the attainment of an insurance operations trade ratio of 102% (the "Trade Ratio") on OneBeacon's core insurance operations (at a Trade Ratio of 106% or more, no such performance shares would be earned, and at a Trade Ratio of 96% or less, 200% of such performance shares would be earned). The Trade Ratio is viewed by the Company as being indicative of OneBeacon's operating performance.

        With respect to the remaining 50% of the 2002 performance shares awarded to Mr. Gillespie, "Target" performance was predetermined to be the attainment of an average annual return on invested assets of 150 basis points over the Treasury Return. At an average annual return equal to or less than the Treasury Return, no such performance shares would be earned, and at an average annual return equal to or greater than 300 basis points over the Treasury Return, 200% of such performance shares would be earned.

        In light of the results attained during the performance period, the Compensation Committee determined that the 2004 performance shares were earned in the following percentages: (i) those contingent on the Company's ROE were earned 160% based on an attained ROE of 18.5% versus a target of 12%, (ii) those contingent on OneBeacon's Trade Ratio were earned 200% based on an attained Trade Ratio of 95.3% versus a target of 102% and (iii) those contingent on WM Advisor's return on invested assets were earned 167% based on the attained average annual return on invested assets of 9.0% versus a target of 8.0%. As a result, Messrs. Barrette, Gillespie, Fass, Cavoores and Chokel earned a total of 27,000, 24,525, 8,000, 18,000 and 13,500 performance shares on February 23, 2005, respectively. The dollar value of such performance shares earned is included in the Summary Compensation Table for 2004.

        In addition, Mr. Fass had a contingent cash award under the Folksamerica Holding Company, Inc. Long- Term Incentive Plan for the 2002 to 2004 performance period. The "Target" amount of this award was 100% of Mr. Fass' base salary which was to be subsequently increased or decreased in value by Folksamerica's UROC achieved during 2002 and 2003 and White Mountains Re's UROC achieved during 2004. With respect to this award, "Target" performance was determined to be the attainment of a 13.7% UROC. At a UROC of 6.7% or less, the award would not be earned and at a UROC of 20.7%, the award would be earned 200%. During the 2002-2004 performance cycle, a UROC of 23.5% was attained and as such the Compensation Committee determined that 200% of Mr. Fass' award, or $1,778,022, was earned on February 23, 2005. This amount is included in the Summary Compensation Table for 2004.

Federal Income Tax Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code (the "Code"), the federal tax deduction for subsidiaries of the Company that are incorporated in the United States ("Domestic Subsidiaries") for all compensation paid to certain highly-paid executive officers of Domestic Subsidiaries in any one year is limited to $1,000,000 per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The Compensation Committee believes that the federal tax deductions arising from an officer's exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation. However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m) of the Code.

Summary

        The Compensation Committee has reviewed all elements of the CEO's and the other Named Executive Officers' compensation including salary, bonus, long- term incentives, perquisites, the earnings and accumulated payout obligations under deferred compensation arrangements, frozen pension plan obligations and other compensation. The Compensation Committee believes the executive compensation policies and programs previously described are appropriate, competitive and are achieving their intended goal of maximizing Member value over long periods of time. The Compensation Committee continues to evaluate and, as necessary, update such policies and programs to assure they reinforce the Company's key principal of "Think Like Owners", while serving to attract, motivate and retain the best talent available.

Robert P. Cochran, Chairman
 Frank A. Olson
Lowndes A. Smith

March 31, 2005

REPORT OF THE AUDIT COMMITTEE

        In connection with the audit of the Company's financial statements for the year ended December 31, 2004, the Audit Committee has: (1) reviewed and discussed with management and PWC the Company's audited financial statements for the year ended December 31, 2004, management's assessment of the effectiveness of the Company's internal control over financial reporting and PWC's audit of the Company's internal control over financial reporting; (2) reviewed and discussed with PWC the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with PWC the matters required by Independence Standards Board Statement No. 1.

        Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PWC for services performed in 2004 and 2003 (as presented herein) are compatible with maintaining their independence. Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2005 Annual Meeting.

        Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting. The Company's independent registered public accounting firm, PWC, is responsible for expressing its opinion on the conformity of the Company's audited financial statements with Generally Accepted Accounting Principles ("GAAP"). In addition, PWC is responsible for expressing opinions on the effectiveness of the Company's internal control over financial reporting and on management's assessment thereon. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PWC. In giving its recommendation to the Board, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (ii) the reports of PWC with respect to such financial statements.

        The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

March 31, 2005

Lowndes A. Smith, Chairman
 Bruce R. Berkowitz
Frank A. Olson

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

        The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PWC. Annually, the Audit Committee receives and pre-approves a written report from PWC describing the elements expected to be performed in the course of its audit of the Company's financials. All other audit, audit-related and non audit-related services rendered by PWC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Committee, provided that the Company's General Auditor makes a full report of all services pre-approved by the policy at the next regularly scheduled meeting of the Committee.

        It is the intent of the policy to assure that PWC's performance of audit, audit-related and non audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services, fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.

        All services performed by PWC during 2004 and 2003 were pre-approved by the Audit Committee pursuant to the policy described above.

        The services performed by PWC in 2004 and 2003 are described below. PWC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PWC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PWC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PWC. The independence of PWC is also considered annually by the Audit Committee.

        The following table sets forth the approximate aggregate fees billed by PWC for professional services provided in 2004 and 2003:

	2004	2003
Audit Fees(1)	$4,070,220	$2,629,400
Audit-Related Fees(2)	2,634,886	1,711,900
Tax Fees(3)	1,955,015	1,067,100
All Other Fees	—	—

(1)
The fees in this category were for professional services rendered in connection with (i) the audits of the Company's annual financial statements, including the Company's internal control over financial reporting, set forth in the Company's Annual Report on Form 10-K, (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q, (iii) audits of the Company's subsidiaries that are required by statute or regulation, and (iv) services that generally only the Company's independent registered public accounting firm reasonably can provide, such as comfort letters, consents and agreed upon procedures reports.

(2)
The fees in this category were for professional services rendered in connection with (i) consultations concerning financial accounting and reporting standards of transactions or events, (ii) internal control reviews, (iii) employee benefit plan audits and (iv) due diligence services.

(3)
The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

MEMBER RETURN GRAPH

        The following graph shows the five-year cumulative total return for a Member who invested $100 in Common Shares (NYSE symbol "WTM") as of January 1, 2000, assuming re-investment of dividends. Cumulative returns for the five-year period ended December 31, 2004 are also shown for the Standard & Poor's 500 Stocks (Property & Casualty) Capitalization Weighted Index ("S&P P&C") and the Standard & Poor's 500 Stocks Capitalization Weighted Index ("S&P 500") for comparison.

        As stated herein, White Mountains' various compensation plans are based on its growth in its intrinsic value per Common Share. The Company's long-term goal is to maximize its intrinsic business value per Common Share which will, in turn, affect its market value per Common Share.

Five-Year Cumulative Total Return

(value of $100 invested January 1, 2000)

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        Mr. Steinberg, who was a member of the Compensation Committee until March 8, 2005, is Chairman of Olympus and is President of Leucadia. See "Certain Relationships and Related Transactions—Olympus."

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of Common Shares, the Executive Officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16 on a timely basis during 2004.

PROPOSAL 2

ELECTION OF DIRECTORS OF SIRIUS INTERNATIONAL INSURANCE CORPORATION
("SIRIUS INTERNATIONAL")

        Bye-law 77 of the Company provides that the board of directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda or any other company designated by the Board, such as Sirius International, be elected by the Company's Members.

        Proposal 2 calls for the election of Messrs. Fass, Gert Lindberg (by appointment of the Swedish Supervisory Authority), Michael E. Maloney (Managing Director of White Mountains Re), Jan Silverudd (by appointment of Sirius International's employee union), Goran Thorstensson (President and CEO of Sirius International) and Michael E. Tyburski (Managing Director of White Mountains Re) to the board of directors of Sirius International.

        Messrs. Fass, Maloney, Silverudd, Thorstensson and Tyburski will not receive any compensation for their services as a director of Sirius International. Mr. Lindberg is expected to receive an annual director retainer of SEK 60,000 (approximately $9,000 as of the date of this report).

        The Board recommends a vote FOR Proposal 2 which calls for the election of the director nominees of Sirius International.

PROPOSAL 3

ELECTION OF DIRECTORS OF SIRIUS (DENMARK)
FORSIKRINGSSELSKAB A/S ("SIRIUS DENMARK")

        Bye-law 77 of the Company provides that the board of directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda or any other company designated by the Board, such as Sirius Denmark (formerly Tryg- Baltica Forsikring, internationalt forsikringsselskab A/S), be elected by the Company's Members.

        Proposal 3 calls for the election of Messrs. Fass, John D. Liberator (President of Folksamerica Re Solutions) and Thorstensson to the board of directors of Sirius Denmark.

        Messrs. Fass, Liberator and Thorstensson will not receive any compensation for their services as a director of Sirius Denmark.

        The Board recommends a vote FOR Proposal 3 which calls for the election of the director nominees of Sirius Denmark.

PROPOSAL 4

ELECTION OF DIRECTORS OF FUND AMERICAN REINSURANCE COMPANY, LTD.
("FUND AMERICAN RE") AND SCANDINAVIAN REINSURANCE COMPANY LTD.
("SCANDINAVIAN RE")

        Bye-law 77 of the Company provides that the board of directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda, such as Fund American Re and Scandinavian Re, or any other company designated by the Board, be elected by the Company's Members.

        Proposal 4 calls for the election of Messrs. Fass, Anders Henriksson (President of Fund American Re), Mark Kaplen (President and CEO of Scandinavian Re), Michael E. Maloney (Managing Director of White Mountains Re), Goran Thorstensson (President and CEO of Sirius International) and Michael E. Tyburski (Managing Director of White Mountains Re) to the boards of directors of Fund American Re and Scandinavian Re.

        Messrs. Fass, Henriksson, Kaplen, Maloney, Thorstensson and Tyburski will not receive any compensation for their services as a director of Fund American Re and Scandinavian Re.

        The Board recommends a vote FOR Proposal 4 which calls for the election of the director nominees of Fund American Re and Scandinavian Re.

PROPOSAL 5

ELECTION OF DIRECTORS TO ANY NEW NON-UNITED STATES OPERATING SUBSIDIARIES

        Bye-law 77 of the Company provides that the boards of directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, or any other company designated by the Board, be elected by the Company's Members.

        Proposal 5 calls for the election of Messrs. Barrette and Fass to the board of directors of any wholly-owned, non-U.S. operating subsidiary that may be formed by the Company in the future. Messrs. Barrette and Fass will not receive any compensation for their services as a director of any such company.

        The Board recommends a vote FOR Proposal 5 which calls for the election of Messrs. Barrette and Fass to the board of directors of any new non-United States operating subsidiaries.

PROPOSAL 6

AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN AND APPROVAL OF
PERFORMANCE CRITERIA

        Members are being asked to approve amendments to the Company's Long-Term Incentive Plan at the 2005 Annual Meeting and to approve, for purposes of compliance with exclusions from the limitations of Section 162(m) of the Code, the performance criteria that the Compensation Committee may use in setting performance goals applicable to awards of performance shares and performance units. On February 23, 2005, the Compensation Committee approved, subject to the approval of the Company's Members, a series of amendments to the Incentive Plan to: (i) create a new inventory of 400,000 shares which may be granted "at target" under the Incentive Plan (and, accordingly, up to 800,000 Common Shares may be issued if all performance shares granted pay out at 200% as a result of Company performance exceeding performance targets and are settled in Common Shares), (ii) add directors and key consultants to the Company and its subsidiaries to the group of eligible recipients of awards under the Incentive Plan, (iii) make administrative amendments to the Incentive Plan, including with respect to the recently adopted Section 409A of the Internal Revenue Code, and (vi) extend the current expiration date of the Incentive Plan from August 23, 2011 to May 19, 2015.

        In May 2001, Members authorized 300,000 Common Shares for issuance under the Incentive Plan. Under NYSE rules, 281,000 of these shares remain available for issuance as a result of the Company's typical practice of paying cash or establishing deferred compensation balances to settle its performance share obligations rather than actually issuing shares. However, in keeping with the Company's corporate governance standards, the Compensation Committee has taken a more conservative approach by counting the number of performance shares granted "at target" against the Incentive Plan inventory. As a result, the Committee views the inventory available for future "at target" grants as essentially depleted and is seeking Member authorization for a new inventory of 400,000 shares available for future grants "at target" of any awards which may be made under the Incentive Plan (and, accordingly, up to 800,000 Common Shares may be issued if all performance shares granted pay out at 200% as a result of Company performance exceeding performance targets and are settled in Common Shares, rather than in cash or deferred compensation balances). The requested authorization is currently expected to provide sufficient inventory for approximately five years of future performance share grants (commencing with the 2006-2008 performance cycle).

        In addition, the Incentive Plan details performance criteria that may be used by the Compensation Committee as a condition to the vesting and payment of performance share and performance unit awards to management. See "Description of the Incentive Plan-Performance Shares and Performance Units." Under Code Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years. If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the Incentive Plan. The performance criteria set forth in the Incentive Plan were last approved by Members at the 2001 Annual Meeting.

Background

        The Company believes that its long-term compensation should be based on "pay for performance" and further believes that management should act as if they were owners. With these objectives in mind, the Compensation Committee believes that the proposed amendments to the Incentive Plan will allow the Company to continue to closely align the financial interests of management with those of the Company's Members. This summary of the material terms of the Incentive Plan is qualified in its entirety by reference to Appendix A attached to this Proxy Statement.

Description of the Incentive Plan

        Awards.    The Incentive Plan provides for the grant of performance shares, performance units, options, stock appreciation rights and Restricted Shares.

        Administration.    The Compensation Committee administers the Incentive Plan and has the authority to select employees to receive awards under the Incentive Plan, determine the type, size and terms of awards granted under the Incentive Plan, interpret the Incentive Plan and related awards and establish, amend and rescind rules and regulations relating to the Incentive Plan.

        Common Shares.    As described above, 281,000 Common Shares remain available for issuance under the Incentive Plan. The proposed amendments would provide that up to an additional 400,000 shares could be granted "at target" under the Incentive Plan with up to 800,000 Common Shares actually issuable if all performance shares granted pay out at 200% of target.

        As of the close of trading on March 21, 2005, the value of a Common Share was $641.00.

        Eligibility.    Any director, key employee or consultant of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the Incentive Plan. As of the date of this Proxy Statement, the Company believes the numbers of directors, key employees and consultants of the Company and its subsidiaries is approximately fifty.

        Performance Shares and Performance Units.    Performance shares are awards of phantom Common Shares, some or all of which are earned if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance shares earned can range from 0% to 200% of the number of target shares originally granted. The value earned by an employee pursuant to an award of performance shares is generally equal to the number of award shares earned with respect to the award period multiplied by the fair market value of a Common Share on the date of payment. Performance shares are typically paid in cash, though they may be paid in Common Shares at the election of the Compensation Committee. The maximum amount of compensation that can be earned by an employee pursuant to an award of performance shares with respect to any particular award period of one year or more cannot exceed the value of 50,000 Common Shares.

        The Incentive Plan also provides for the grant of performance units. Performance units are awards of phantom units that are paid out if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance units earned can range from 0% to 200% of the number of target units originally granted. The value earned by an employee pursuant to an award of performance units is equal to the number of performance units earned over the award period multiplied by the unit value determined by the Compensation Committee, which is $100 (or in certain cases $1,000) increased by the percentage growth in value of the Company, any of its subsidiaries or any combination thereof over the award period. The maximum amount of compensation that can be earned by an employee with respect to an award of performance units during any award period of three years or more cannot exceed $10,000,000. This limit on the amount of compensation that can be earned with respect to performance units is pro rated for award periods of less than three years.

        Awards of performance shares and performance units are generally forfeited if any employee terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or retirement.

        The performance goals that may be selected by the Compensation Committee with respect to performance share and performance unit awards are based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; and (xxiii) economic value per share (computed based on book value per share determined in accordance with GAAP adjusted for changes in the intrinsic value of assets and liabilities whose value differs from their GAAP carrying value). The foregoing criteria may, as determined by the Compensation Committee, relate to the Company, one or more of its subsidiaries or divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. At the time of an award of performance shares or performance units, the Compensation Committee establishes specific performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of a performance share or performance unit award. The Compensation Committee may calculate the relevant performance objective without regard to extraordinary items.

        The Compensation Committee may settle performance share or performance unit awards earned by an employee in cash or Common Shares.

        Options and Stock Appreciation Rights.    Options granted under the Incentive Plan may be non-qualified options or incentive stock options and are granted to eligible employees for no consideration. Options may be granted in tandem with stock appreciation rights or performance shares. An employee cannot receive options and stock appreciation rights on more than 10,000 Common Shares during any one year.

        The exercise price of each Common Share covered by an option will be not less than the greater of the fair market value of a Common Share as of the date the option is granted or the par value of a Common Share, provided that the exercise price of each Common Share of an incentive share option granted to certain employees with large shareholdings in the Company cannot be less than 110% of the fair market value of a Common Share on the date the option is granted. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the option agreement. Except in the event of an option holder's death, disability or retirement or except as determined by the Board, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option's grant date and (2) three months after the holder's termination of employment. Common Shares will not be delivered pursuant to an option's exercise until the optionholder pays the exercise price in full. Payment of the exercise price may be made in cash or check, by exchanging Common Shares owned by the optionholder or a combination of these methods.

        There are no federal tax consequences to optionholders, the Company or its subsidiaries in connection with the grant of an option. Upon the exercise of non-qualified options, optionholders will generally be subject to federal taxation on the aggregate difference in value between the option exercise price and the fair market value of the Common Shares with respect to which the option is exercised. That amount should be deductible for federal tax purposes with respect to employees of subsidiaries of the Company that are incorporated in the United States. A holder of an incentive stock option is generally not subject to federal taxation, and the Company and its subsidiaries are generally not entitled to a deduction, upon its exercise if the Common Shares obtained upon exercise are held for a specified period of time. Because the Company is incorporated in Bermuda, it cannot take a federal tax deduction for options exercised by its employees.

        Incentive stock options on a total of 81,000 Common Shares have been granted under the Incentive Plan, all of which were issued in a one-time award on February 28, 2000. The outstanding options were granted at an exercise price equal to the underlying market value of Common Shares on the date of grant and vest 10% per year through 2009. The exercise price escalates on a straight-line basis by 6% per annum over the ten-year life of the options. Those options were granted to employees of the Company and its subsidiaries as follows: Raymond Barrette, 9,000; Steven E. Fass, 9,000; David G. Staples, 9,000; Reid T. Campbell, 9,000; Kernan V. Oberting, 9,000; Michael S. Paquette, 9,000; Michael E. Tyburski, 9,000; and all other employees of the Company and its subsidiaries as a group, 18,000. As of March 21, 2005, options on 44,730 Common Shares were still outstanding, options on 29,070 Common Shares have been exercised and options on 7,200 Common Shares have been forfeited.

        Stock appreciation rights can only be granted in tandem with options and give the holder the right to receive, in exchange for the cancellation of the option on the number of Common Shares with respect to which the stock appreciation right is exercised, a payment in an amount equal to the aggregate difference between the applicable exercise price and the fair market value of Common Shares with respect to which the right is exercised (which for this purpose only cannot exceed 150% of the applicable exercise price). Stock appreciation rights may be settled in cash or Common Shares.

        Restricted Stock.    The Compensation Committee may award shares of restricted stock, which are Common Shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Compensation Committee (the "restricted period"). The Company may purchase the Common Shares subject to an award of Restricted Stock at any price specified by the Compensation Committee at the time of grant if the holder's employment with the Company terminates before the end of the applicable restricted period for a reason other than death, disability or, in the discretion of the Board, retirement or other voluntary termination.

        Change in Control.    In the event of an "unfriendly change in control" (as defined in the Incentive Plan), options generally become immediately vested and exercisable.

        In the event of certain terminations of an employee's employment with the Company or certain adverse changes to the Incentive Plan, in each case within 24 months of a "change in control" (as defined in the Incentive Plan), options held by the employee immediately vest and become exercisable, awards of restricted stock held by the employee immediately vest and become unrestricted and the employee becomes entitled to a payment (as specified in the Incentive Plan) with respect to performance share or performance unit awards granted prior to the change in control.

        Certain Transactions.    The Compensation Committee may make equitable changes in the terms of outstanding awards granted under the Incentive Plan or in the number of Common Shares issuable under an award or under the Incentive Plan in the event of any change in the Company's outstanding Common Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganisation, combination or exchange of Common Shares or other similar event.

        Amendment.    The Board may amend the Incentive Plan at any time, but no such amendment may, without the approval of the Company's Members (except as described under "Certain Transactions", above) increase the number of Common Shares that may be issued under the Incentive Plan or change the class of employees eligible to participate in the Incentive Plan.

        Limitation on Company's Deduction.    Under Section 162(m) of the Code, the federal tax deduction for Domestic Subsidiaries for all compensation paid to certain highly paid executive officers of the Company or its subsidiaries in any one year is limited to $1,000,000 per officer. Compensation that qualifies as "performance-based compensation" is exempt from this deduction limitation. Compensation may qualify as "performance-based compensation" for purposes of Code Section 162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by stockholders. Under Code Section 162(m), the performance criteria generally must be submitted to and approved by stockholders at least every five years. If the performance criteria are not approved by the Members, the Company may be unable to deduct for federal tax purposes some or all of the value of certain awards that may be granted under the Incentive Plan. White Mountains believes that the federal tax deductions of a Domestic Subsidiary arising from an officer's exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation. However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m) of the Code.

        A complete copy of the Incentive Plan, reflecting the proposed amendments thereto, has been provided herein as Appendix A. The Board recommends a vote FOR Proposal 6 which calls for approval of the amendments to the Incentive Plan and the approval of the performance criteria contained in the Incentive Plan.

PROPOSAL 7

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to Member approval, the Audit Committee of the Board has appointed PWC as the Company's independent registered public accounting firm for 2005. Further, Members are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PWC in connection with the services to be provided to the Company for 2005. Representatives from PWC will attend the 2005 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

        PWC has served as the Company's independent registered public accounting firm for 5 years.

        The Board recommends a vote FOR Proposal 7 approving the appointment of PWC as the Company's Independent Registered Public Accounting Firm for 2005.

OTHER MATTERS

Manner of Voting Proxies

        Common Shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the Common Shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement.

        In the case of Common Shares held in employee benefit plans, the trustee will typically vote all Common Shares within such plans in direct proportion to those Common Shares actually voted by plan participants.

        Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2005 Annual Meeting.

Director Attendance at the 2005 Annual Meeting

        Directors are encouraged, but are not required, to attend annual meetings. Eleven of the Company's thirteen directors were in attendance at the 2004 Annual General Meeting which was held on October 21, 2004.

Votes Required for Approval

        The proposals require the affirmative vote of a majority of the voting power held by holders of Common Shares present at the 2005 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

        EquiServe Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023, has been appointed as Inspectors of Election for the 2005 Annual Meeting. Representatives of EquiServe will attend the 2005 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

        The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

        The Company may have delivered only one copy of this document to two or more Members who share an address. Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under "Available Information" below.

Communicating with the Board

        Members, employees and others interested in communicating directly with the Board, any of the Board's committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under "Available Information" below.

Available Information

        The Company is subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. The Company will provide to any Member, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company's various committees of the Board. Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., 80 South Main Street, Hanover, New Hampshire, 03755, telephone number (603) 640-2200. Additionally, all such documents are physically available at the Company's registered office at Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Offices of the Company

        The Company's headquarters is located at The Bank of Butterfield Building, 42 Reid Street, 6th Floor, Hamilton, HM 12, Bermuda, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire, 03755, and its registered office is located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda.

Proposals by Members for the 2006 Annual Meeting of Members

        Member proposals (other than proposals nominating director candidates for which the procedures for are outlined on pages 8 through 9) must be received in writing by the Secretary of the Company no later than Monday, December 5, 2005 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's proxy statement relating to the Annual Meeting to be held in 2006.

  By Order of the Board of Directors,

  Dennis P. Beaulieu, Corporate Secretary
  March 31, 2005

Appendix A

White Mountains Long-Term Incentive Plan
(as amended)

1.     PURPOSE

        The purpose of the White Mountains Long-Term Incentive Plan (the "Plan") is to advance the interests of White Mountains Insurance Group, Ltd. (the "Company") and its stockholders by providing long-term incentives to certain executives, consultants and directors of the Company and of its subsidiaries.

2.     ADMINISTRATION

        The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company; provided that each member of the Committee qualifies as (a) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

        The Committee shall have exclusive authority to select the employees, directors and consultants to be granted awards under the Plan ("Awards"), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. With respect to Awards made to directors and consultants, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.     PARTICIPATING SUBSIDIARIES

        If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. As used herein, "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424 (f) of the Code.

        A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary's Board of Directors taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.     AWARDS

  (a)
  Eligible Participants. Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive an Award hereunder. The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder. No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods.

  (b)
  Type of Awards. Awards shall be limited to the following five types: (i) "Stock Options," (ii) "Stock Appreciation Rights," (iii) "Restricted Stock," (iv) "Performance Shares" and (v) "Performance Units." Stock Options, which include "Incentive Stock Options" and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company having a par value of $1.00 per shares ("Shares"). A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

  (c)
  Maximum Number of Shares That May Be Issued. A maximum of 400,000 Shares (subject to adjustment as provided in Section 15) may be granted at target pursuant to Awards made under the Plan and, accordingly, up to 800,000 Shares (subject to adjustment as provided in Section 15) may be issued by the Company in satisfaction of its obligations with respect to such Award grants. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares covered by the related Stock Option. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company's option described in Section 6 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such Shares may again be issued under the Plan.

  (d)
  Rights With Respect to Shares.

  (i)
  A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

  (ii)
  A participant to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such employee's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

  (iii)
  The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock

5.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The Committee may grant Stock Options (including, in its discretion, Stock Appreciation Rights) either alone or, as provided in Section 7, in conjunction with Performance Shares. A maximum of 10,000 Stock Options and Stock Appreciation Rights (not including Stock Appreciation Rights attached to Stock Options) may be issued in one year to a participant. Each Stock Option shall comply with the following terms and conditions:

  (a)
  The per share exercise price shall not be less than the greater of (i) the fair market value per Share at the time of grant, as determined in good faith by the Committee, or (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a "Ten Percent Employee") shall not be less than the greater of 110% of such fair market value, or the par value per Share.

  (b)
  The Committee shall initially determine the number of Shares to be subject to each Stock Option. The number of Shares subject to a Stock Option will subsequently be reduced (i) on a Share-for-Share basis to the extent that Shares under such Stock Option are used to calculate the cash and/or Shares received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, and (ii) on a one-for-one basis to the extent that any Performance Shares granted in conjunction with such Stock Option pursuant to Section 7(a) are paid, such reduction to be made in accordance with the provisions of Section 7(g)(ii).

  (c)
  The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

  (d)
  The Stock Option shall not be exercisable:

  (i)
  after the expiration of ten years from the date it is granted and may be exercised during such period only at such time or times as the Committee may establish;

  (ii)
  unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash or check, (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a fair market value equal to the cash exercise price thereof, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, or (C) by a combination of United States dollars and Shares pursuant to (A) and (B) above;

  (iii)
  by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

  (A)
  if such person shall cease to be an officer or employee of the Company or one of its subsidiary corporations solely by reason of a period of Related Employment as defined in Section 10, he may, during such period of Related Employment (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

  (B)
  if an optionee shall become disabled as defined in Section 9 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

      (C)
      if an optionee shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in Section 5(d)(iii)(B) hereof, the three-year period following a retirement as described in Section 5(d)(iii)(D) hereof or any period following a voluntary termination in respect of which death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date or, if applicable, two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in Section 5(d)(iii)(B) hereof, the three-year period following a retirement as described in Section 5(d)(iii)(D) hereof or any period following a voluntary termination in respect of which the Board has exercised its discretion to grant continuing exercise rights as provided in Section 5(d)(iii)(E) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

      (D)
      if such person shall retire with the approval of the Committee in its sole discretion while holding a Stock Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Stock Option has expired under the provisions of Section 5(d)(i) hereof), may exercise the Stock Option with respect to any Shares as to which he could have exercised the Stock Option on the date he retired; or

      (E)
      if such person shall voluntarily terminate his employment with the Company, the Board may determine that the optionee may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of Section 5(d)(i) hereof.

  (e)
  The aggregate market value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the optionee may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

  (f)
  If the Committee, in its discretion, so determines, there may be related to the Stock Option, either at the time of grant or by amendment, a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

    (i)
    A Stock Appreciation Right may be exercised only:

    (A)
    to the extent that the Stock Option to which it relates is at the time exercisable, and

    (B)
    if

    (1)
    in the case of a Stock Option other than an Incentive Stock Option only, such Stock Option will expire by its terms within 30 days (90 days if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act;

    (2)
    the optionee has become disabled or ceased to be an officer or employee by reason of his retirement with the approval of the Committee in its sole discretion; or

    (3)
    the optionee has died.

        However, if the Stock Option to which the Stock Appreciation Right relates is exercisable and if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act, the Stock Appreciation Right may, subject to the approval of the Committee, be exercised during such periods, as may be specified by the Committee;

    (ii)
    A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of Section 5(d)(iii)(C) hereof) to surrender unexercised the related Stock Option (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of Shares having an aggregate market value equal to the excess of the market value of one Share (provided that, if such value exceeds 150% of the per share exercise price specified in such Stock Option, such value shall be deemed to be 150% of such Stock Option price) over the exercise price of such Stock Option price per share, times the number of Shares subject to the Stock Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The market value of a Share for this purpose shall be the market value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received;

    (iii)
    No fractional Shares shall be delivered under this Section 5(f), but in lieu thereof a cash adjustment shall be made; and

    (iv)
    In the case of a Stock Appreciation Right attached to an Incentive Stock Option, such Stock Appreciation Right shall only be transferable when such Incentive Stock Option is transferable pursuant to Section 5 (c) hereof,

  (g)
  Notwithstanding anything herein to the contrary:

  (i)
  in the event an Unfriendly Change in Control, as defined in Section 11(b), occurs, then as of the Acceleration Date, as defined in Section 11(b), each Stock Option granted hereunder shall be exercisable in full; and

  (ii)
  in the event a Change in Control as defined in Section 11(a) occurs and within 24 months thereafter: (A) there is a Termination Without Cause, as defined in Section 12, of an optionee's employment; or (B) there is a Constructive Termination as defined in Section 13, of an optionee's employment; or (C) there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of an optionee affecting any Award held by such optionee and if the optionee then holds a Stock Option,

  (A)
  in the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise the entire Stock Option, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the option has expired under the provisions of Sections (5)(d)(i)), and

  (B)
  in the case of an Adverse Change in the Plan, the optionee may exercise the entire Stock Option at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following his termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the option has expired under the provisions of Section 5(d) (i)).

6.     RESTRICTED STOCK

        Each Award of Restricted Stock shall comply with the following terms and conditions:

  (a)
  The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

  (b)
  Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted (the "Restricted Period") as the Committee shall determine. The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant's continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 6(c), prior to the expiration of the Restricted Period or the earlier lapse of the option. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option become exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 6(b) shall terminate and be of no further force and effect. Notwithstanding anything to the contrary in this Section 6(b), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162(m) of the Code.

  (c)
  If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

  (i)
  die or become disabled (as defined in Section 9) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs, or

  (ii)
  voluntarily terminate his employment with the Company or retire during the Restricted Period, the Board may determine that the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

  (d)
  In the event within 24 months after a Change in Control as defined in Section 11(a) and during the Restricted Period

  (i)
  there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

  (ii)
  there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

  (iii)
  there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant, then the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

7.     PERFORMANCE SHARES

        The grant of a Performance Share Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in Section 7(h). Each Performance Share Award shall be subject to the following terms and conditions:

  (a)
  The Committee shall determine the target number of Performance Shares to be granted to a participant and whether or not such Performance Shares are granted in conjunction with a Stock Option (the "Associated Stock Option"). The maximum number of Performance Shares that may be earned by a participant for any single Award Period of one year or longer shall not exceed 50,000. Performance Share Awards may be granted in different classes or series having different terms and conditions. In the case of any Performance Shares granted in conjunction with an Associated Stock Option, the number of Performance Shares shall initially be equal to the number of Shares which are subject to the Associated Stock Option, but the number of such Performance Shares shall be reduced on a one for one basis to the extent that (A) Shares are purchased upon exercise of the Associated Stock Option, or (B) Shares may no longer be purchased under the Associated Stock Option because the Associated Stock Option or a part thereof has been surrendered unexercised pursuant to exercise of a Stock Appreciation Right attached to such Associated Stock Option.

  (b)
  The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii) the market value of a Share on the date the Award is paid or becomes payable to the employee. The "Performance Percentage" applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee.

  (c)
  At the time each Performance Share Award is granted, the Committee shall establish performance objectives ("Performance Objectives") to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period. The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) stock price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; and (xxiii) economic value per Share (computed based on book value per Share determined in accordance with generally accepted accounting principles ("GAAP") adjusted for changes in the intrinsic value of assets and liabilities whose value differs from their GAAP carrying value). The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

  (d)
  The award period (the "Award Period") in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

  (e)
  Except as otherwise determined by the Committee, Performance Shares shall be canceled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period (in which event the Associated Stock Option, if any, shall continue in effect in accordance with its terms), except by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 7(e) or in Section 7(f). Notwithstanding the foregoing and without regard to Section 7(g), if an employee participant shall:

  (i)
  while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Shares for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Shares equal to the product of (1) the target number of Performance Shares for such Award, (2) the market value of a Share at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 7(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

    (ii)
    retire prior to the end of the Award Period, the Performance Shares shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Shares shall be in the sole discretion of the Committee, and

  (f)
  If within 24 months after a Change in Control as defined in Section 11(a):

  (i)
  there is a Termination Without Cause, as defined in Section 12, of the employment of a participant;

  (ii)
  there is a Constructive Termination, as defined in Section 13, of the employment of a participant; or

  (iii)
  there occurs an Adverse Change in the Plan, as defined in Section 14, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a "Trigger Event"), then with respect to Performance Share Awards that were outstanding on the date of the Change of Control (each, an "Applicable Award"), each such Award, to the extent still outstanding at the time of the Trigger Event, shall be canceled and, in respect of each Applicable Award (including those not still outstanding), such participant shall be entitled to receive a cash payment equal to the sum of the amounts calculated under (A) and (B) below, less any amounts, if any, previously paid in respect of such Applicable Award (i.e., payments in respect of Awards outstanding as of the Change of Control and subsequently paid out by the Company prior to the applicable Trigger Event):

      (A)
      An employee shall be entitled to receive the following with respect to each Applicable Award: the product of (i) the Applicable Performance Shares (as determined below), (ii) 200% (representing the applicable Performance Percentage) and (iii) the Applicable Share Value (as determined below). For this purpose, (i) "Applicable Performance Shares" is equal to the number of target Performance Shares for each Applicable Award multiplied by a fraction, the numerator of which is the number of full months elapsed since the first day of the applicable Award Period to the end of the first month in which the applicable Trigger Event occurs and the denominator of which is the total number of months in the Award Period (but which fraction shall not in any event be greater than 1), and (ii) the "Applicable Share Value" is equal to the greater of the market value of a Share immediately prior to the Change in Control and the market value, if any, of a Share on the date the applicable Trigger Event occurs; and

      (B)
      For Awards no longer outstanding on the date of the Trigger Event, the Company shall, in addition to the amounts payable under (A) above, pay to the employee an amount equal to the product of (i) (x) the total number of target Performance Shares in the Award less (y) the Applicable Performance Shares in the Award (as determined above), (ii) the Applicable Share Value (as determined above) and (iii) the applicable Performance Percentage determined as follows:

        (1)
        Prior to the consummation of any Change in Control, the Committee shall determine a Performance Percentage for each then outstanding Award Period based on the extent to which the applicable Performance Objectives were being achieved for each such Award Period to the date of the Change in Control,

        (2)
        If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be greater than 100%, then the Performance Percentage applicable to the remaining Performance Shares of such Award Period shall be such determined Performance Percentage, and

        (3)
        If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be less than or equal to 100%, then the Performance Percentage applicable to the remaining Performance Shares of such Award Period shall be the greater of (x) such other Performance Percentage which may be specified by the Committee (or any sub-committee of the Board which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event and (y) 100%.

  (g)
  Except as otherwise provided in Section 7(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify the foregoing to the Board of Directors. If the Performance Shares:

  (i)
  were not awarded in conjunction with an Associated Stock Option, the Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary; or

  (ii)
  were awarded in conjunction with an Associated Stock Option, the Committee shall determine, in accordance with criteria specified by the Committee when the Award was made, (A) to cancel the Performance Shares, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Stock Option shall continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Shares to the participant or his beneficiary, in which event the Associated Stock Option shall be cancelled, or (C) to pay to the participant or his beneficiary the Actual Value of only a portion of the Performance Shares, in which event (1) all such Performance Shares shall be cancelled and (2) the Associated Stock Option shall be cancelled only as to a number of Shares equal to the number of Performance Shares so paid. Such determination by the Committee shall, if practicable, be made during the three-month period following the end of the performance period, or during such earlier period as shall be designated by the Committee and shall be made pursuant to criteria, specified by the Committee, which shall be uniform for all Awards having the same performance period.

  (h)
  Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Shares are earned, and may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

8.     PERFORMANCE UNITS

        The grant of a Performance Unit Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Earned Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 8(h). Each Performance Unit Award shall be subject to the following terms and conditions:

  (a)
  The Committee shall determine the target number of Performance Units to be granted to a participant. The maximum number of Performance Units that may be earned by a participant for any single Award Period of one year or longer shall not exceed 50,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

  (b)
  The Earned Value of an Award of Performance Units shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Unit on the date the Award is paid or becomes payable to the employee. The "Performance Percentage" applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee. The "Value" of a Unit shall be determined by multiplying $100 by the sum of (i) 100% and (ii) the aggregate standard pre-tax insurance return-on-equity of the Company, any of its subsidiaries or any combination thereof as set forth in the Award Agreement over the Award Period (or such earlier date as required by the Plan), as determined in good faith by the Committee.

  (c)
  At the time each Performance Unit Award is granted the Committee shall establish performance objectives ("Performance Objectives") to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) stock price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; and (xxiii) economic value per share (computed based on book value per share determined in accordance with generally accepted accounting principles ("GAAP") adjusted for changes in the intrinsic value of assets and liabilities whose value differs from their GAAP carrying value). The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

    In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

  (d)
  The award period (the "Award Period") in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

  (e)
  Except as otherwise determined by the Committee, Performance Units shall be cancelled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 8(e) or in Section 8(f). Notwithstanding the foregoing and without regard to Section 8(f), if an employee participant shall:

  (i)
  while in such employment, die or become disabled as described in Section 9 prior to the end of an Award Period, the Performance Units for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Units equal to the product of (1) the target number of Performance Units for such Award, (2) the Value of a Unit at the time of the death or disability and (3) a fraction, the numerator of which is equal to the number of performance periods within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the performance period in which the death or disability occurs), and the denominator of which is equal to the total number of performance periods within such Award Period; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 8(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

  (ii)
  retire prior to the end of the Award Period, the Performance Units shall be immediately canceled and any payments made to the participant in respect of such canceled Performance Units shall be in the sole discretion of the Committee, and

  (f)
  If within 24 months after a Change in Control as defined in Section 11(a), a Trigger Event occurs, then with respect to Performance Unit Awards that were outstanding on the date of the Change of Control (each, an "Applicable Award"), each such Award, to the extent still outstanding at the time of the Trigger Event, shall be canceled and, in respect of each Applicable Award (including those not still outstanding), such participant shall be entitled to receive a cash payment equal to the sum of the amounts calculated under (A) and (B) below, less any amounts, if any, previously paid in respect of the Applicable Award (i.e., payments in respect of Awards outstanding as of the Change of Control and subsequently paid out by the Company prior to the applicable Trigger Event):

    (A)
    An employee shall be entitled to receive the following with respect to each Award canceled under this Section 8(f): the product of (i) the Applicable Performance Units (as determined below), (ii) 200% (representing the applicable Performance Percentage) and (ii) the Applicable Unit Value. For this purpose, (i) "Applicable Performance Units" is equal to the number of target Performance Units for each

        Applicable Award multiplied by a fraction, the numerator of which is the number of full months elapsed since the first day of the applicable Award Period to the end of the first month in which the applicable Trigger Event occurs and the denominator of which is the total number of months in the Award Period (but which fraction shall not in any event be greater than 1), and (ii) the "Applicable Unit Value" is equal to the greater of the Value of a Unit immediately prior to the Change in Control and the Value of a Unit on the date of the applicable Trigger Event occurs; and

      (B)
      For Awards no longer outstanding on the date of the Trigger Event, the Company shall, in addition to the amounts payable under (A) above, pay to the employee an amount equal to the product of (i) (x) the total number of target Performance Units in the Award less (y) the Applicable Performance Units in the Award (as determined above), (ii) the Applicable Unit Value (as determined above) and (iii) the applicable Performance Percentage determined as follows:

      (1)
      Prior to the consummation of any Change in Control, the Committee shall determine a Performance Percentage for each then outstanding Award Period based on the extent to which the applicable Performance Objectives were being achieved for each such Award Period to the date of the Change in Control,

      (2)
      If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be greater than 100%, then the Performance Percentage applicable to the remaining Performance Units of such Award Period shall be such determined Performance Percentage, and

      (3)
      If the Performance Percentage for an Award Period was determined by the Committee (pursuant to subsection (1) above) to be less than or equal to 100%, then the Performance Percentage applicable to the remaining Performance Units of such Award Period shall be the greater of (x) such other Performance Percentage which may be specified by the Committee (or any sub-committee of the Board which performs duties comparable to the Committee) for such Award Period at the time of the Trigger Event and (y) 100%.

  (g)
  Except as otherwise provided in Section 8(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify all of the foregoing to the Board of Directors. The Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or his beneficiary.

  (h)
  Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company, payment of any amount in respect of the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Units are earned, and may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

9.     DISABILITY

        For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

10.   RELATED EMPLOYMENT

        For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 10. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

11.   CHANGE IN CONTROL

  (a)
  For purposes of this Plan, a "Change in Control" within the meaning of this Section 11(a) shall occur if:

  (i)
  Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne, Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, or an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares;

  (ii)
  the Continuing Directors, as defined in Section 11(c), cease for any reason to constitute a majority of the Board of the Company; or

  (iii)
  the business of the Company for which the participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company). A Change in Control within the meaning of this Section 11(a) also may constitute an Unfriendly Change in Control within the meaning of this Section 11(b).

  (b)
  A Change in Control shall be deemed an "Unfriendly Change in Control" if:

  (i)
  any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares through a transaction that is opposed by the Company's Chairman and Chief Executive Officer, and

  (ii)
  a majority of the Company's Continuing Directors, as defined in Section 11(c), by resolution adopted within 30 days following the date the Company becomes aware that Section 11(b)(i) has been satisfied, determines that a Change in Control has occurred.

    For purposes of Section 5(g), "Acceleration Date" shall mean the date on which a majority of the Company's Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control has occurred.

  (c)
  For the purposes of this Plan, "Continuing Director" shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company's Shares and (B) who either was a member of the Board on December 31, 2004, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

  (d)
  In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which "market value" of Shares will be determined following the Change in Control.

12.   TERMINATION WITHOUT CAUSE

        For purposes of this Plan, "Termination Without Cause" shall mean a termination of the participant's employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for death or disability as described in Section 9 or (ii) for Cause. "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company. Notwithstanding anything herein to the contrary, if the participant's employment with the Company or one of its subsidiaries shall terminate due to a Change in Control as described in Subsection 11(a)(iii), where the purchaser, as described in such subsection, formally assumes the Company's obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a "Termination Without Cause."

13.   CONSTRUCTIVE TERMINATION

        "Constructive Termination" shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 13 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this Section 13 on the basis of which the declaration of Constructive Termination is given.

14.   ADVERSE CHANGE IN THE PLAN

        An "Adverse Change in the Plan" shall mean

  (a)
  termination of the Plan pursuant to Section 19(a);

  (b)
  amendment of the Plan pursuant to Section 18 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or,

  (c)
  in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

15.   DILUTION AND OTHER ADJUSTMENTS

        In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, or in the event of an extraordinary cash dividend or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 4 in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

16.   DESIGNATION OF BENEFICIARY BY PARTICIPANT

        A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares or Performance Units under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

17.   MISCELLANEOUS PROVISIONS

  (a)
  No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

  (b)
  A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

  (c)
  No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

  (d)
  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Section 5(d)(iii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

  (e)
  The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

  (i)
  if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

    (ii)
    if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

  (f)
  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

  (g)
  By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18.   AMENDMENT

        The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent.

19.   TERMINATION

        This Plan shall terminate upon the earlier of the following dates or events to occur:

  (a)
  the adoption of a resolution of the Board terminating the Plan; or

  (b)
  ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with Section 19 hereof.

  No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20.   SHAREHOLDER ADOPTION

        The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders in the manner required by the laws of Bermuda and the State of Delaware.

        As originally approved by the Board of Directors, September 4, 1985 and adopted by the sole shareholder September 23, 1985. The Plan was amended by the Board of Directors on August 13, 1986. The Plan was further amended on February 15,1995 and subsequently approved by shareholders on May 24, 1995. The Plan was further amended on May 21, 2001 and subsequently adopted by shareholders on August 23, 2001. The Plan was further amended on May 18, 2003 and subsequently adopted by Shareholders on May 19, 2003. The Plan was further amended on February 23, 2005.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

        PROXY

WHITE MOUNTAINS INSURANCE GROUP, LTD.

         Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual General Meeting of Members to be Held on May 19, 2005

        The undersigned hereby appoints George J. Gillespie, III and Raymond Barrette, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2005 Annual General Meeting of Members to be held May 19, 2005, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company's Directors, FOR the Election of Directors of Sirius International Insurance Corporation, FOR the Election of Directors of Sirius (Denmark) Forsikringsselskab A/S, FOR the Election of Directors of Fund American Reinsurance Company, Ltd. and Scandinavian Reinsurance Company Ltd., FOR the Election of Directors of any New Non-United States Operating Subsidiary, as designated by the Company's Board of Directors, FOR Approval of the Amendments to, and performance criteria in, the Long-Term Incentive Plan, FOR Approval of the Appointment of the Company's Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting.

        Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o EquiServe, P.O. Box 8069, Edison, NJ 08818-8069.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

        This Proxy, when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7.

        The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4, 5, 6 and 7.

1.	Elect Directors to Class II with a term ending in 2008	2.	Election of Board of Directors of Sirius International Insurance Corporation	3.	Election of Board of Directors of Sirius (Denmark) Forsikringsselskab A/S
	Nominees: John J. Byrne, George J. Gillespie, III, John D. Gillespie, Frank A. Olson		Nominees: Steven E. Fass, Gert Lindberg, Michael E. Maloney, Jan Silverudd, Goran Thorstensson, Michael E. Tyburski		Nominees: Steven E. Fass, John D. Liberator, Goran Thorstensson
FOR ☐	WITHHELD ☐	FOR ☐	WITHHELD ☐	FOR ☐	WITHHELD ☐
For, except vote withheld from the following nominee(s):		For, except vote withheld from the following nominee(s):		For, except vote withheld from the following nominee(s):

4.	Election of Directors of Fund American Reinsurance Company, Ltd. and Scandinavian Reinsurance Company Ltd.	FOR ☐		WITHHELD ☐
Nominees: Steven E. Fass, Anders Henriksson, Mark Kaplen, Michael E. Maloney, Goran Thorstensson, Michael E. Tyburski
For, except vote withheld from the following nominee(s):

5.	Election of Directors of any New Non-United States Operating Subsidiary, as Designated by the Company's Board of Directors	FOR ☐		WITHHELD ☐
Nominees: Raymond Barrette, Steven E. Fass
For, except vote withheld from the following nominee(s):

6.	Approval of the Amendments to the Long-Term Incentive Plan and Approval of Performance Criteria	FOR ☐	AGAINST ☐	ABSTAIN ☐
7.	Approval of the Appointment of Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE				☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

Table of Contents
NOTICE OF 2004 ANNUAL GENERAL MEETING
PROPOSAL 1
ELECTION OF THE COMPANY'S DIRECTORS
CORPORATE GOVERNANCE
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION PLANS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES
MEMBER RETURN GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSAL 2 ELECTION OF DIRECTORS OF SIRIUS INTERNATIONAL INSURANCE CORPORATION ("SIRIUS INTERNATIONAL")
PROPOSAL 3 ELECTION OF DIRECTORS OF SIRIUS (DENMARK) FORSIKRINGSSELSKAB A/S ("SIRIUS DENMARK")
PROPOSAL 4 ELECTION OF DIRECTORS OF FUND AMERICAN REINSURANCE COMPANY, LTD. ("FUND AMERICAN RE") AND SCANDINAVIAN REINSURANCE COMPANY LTD. ("SCANDINAVIAN RE")
PROPOSAL 5 ELECTION OF DIRECTORS TO ANY NEW NON-UNITED STATES OPERATING SUBSIDIARIES
PROPOSAL 6 AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE CRITERIA
PROPOSAL 7 APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
White Mountains Long-Term Incentive Plan (as amended)
PROXY